Exhibit 3.1

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTEENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

UXIN LIMITED

(Adopted by Special Resolution on June 1, 2018)

1.                                      The name of the Company is UXIN LIMITED.

2.                                      The Registered Office of the Company shall be at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2016 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The authorized capital of the Company shall be US$200,000, divided into 1,244,917,230 Ordinary Shares with a par value of US$0.0001 per share, 50,000,000 Series A Shares with a par value of US$0.0001 per share, 4,910,890 Series A-1 Shares with a par value of US$0.0001 per share, 70,602,630 Series B Preferred Shares with a par value of US$0.0001 per share, 86,708,770 Series C-1 Preferred Shares with a par value of US$0.0001 per share, 10,558,910 Series C-2 Preferred Shares with a par value of US$0.0001 per share, 159,355,150 Series D Preferred Shares with a par value of US$0.0001 per share, 89,477,490 Series E Preferred Shares with a par value of US$0.0001 per share, 85,162,200 Series F Preferred Shares with a par value of US$0.0001 per share, 130,384,730 Series G Preferred Shares with a par value of US$0.0001 per share and 67,922,000 Series G+ Preferred Shares with a par value of US$0.0001 per share, each with power for the Company insofar as is permitted by Applicable Law and the Articles, to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2016 Revision) and, subject to the provisions of the Companies Law (2016 Revision) and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the Applicable Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalized terms used herein but not otherwise defined shall have the same meaning as defined in the Eighteenth Amended and Restated Articles of Association of the Company adopted by a Special Resolution on the even date herewith, as altered from time to time

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTEENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

UXIN LIMITED

(Adopted by Special Resolution on June 1, 2018)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Number” has the meaning specified in Article 6A(iii)(2). “Additional Offered Shares” has the meaning specified in Article 8A(ii)(2)(d).

“Additional Ordinary Shares” means all Ordinary Shares issued by the Company after the date of adoption of these Articles; provided, that the term “Additional Ordinary Shares” does not include the Exempted Shares.

“Additional Transfer Notice” has the meaning specified in Article 8A(ii)(1)(d).

“Affiliate” means, (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons. In the case of a Preferred Shareholder, the “Affiliate” shall include (i) any Person who holds Preferred Shares of the Company as a nominee for such Preferred Shareholder, (ii) any shareholder of such Preferred Shareholder, (iii) any entity or individual who has a direct or indirect interest in such Preferred Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by, such Preferred Shareholder or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, a Preferred Shareholder shall not be deemed to be an Affiliate of any Group Company.

“Aggregate Par Value” has the meaning specified in the Shareholders Agreement.

“Applicable Law” or “Applicable Laws” means, with respect to any Person, relevant provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, udgment, rule of common law, order, decree, award, injunction, government approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or interpretation and administration of any of the foregoing by, any Governmental Authority, whether in effect as at the date of adoption of these Articles or thereafter and in each case as amended or re-enacted, applicable to such Person or any of its assets or undertakings.

“Applicable Original Issue Date” means, with respect to the Series A Shares, the Original Series A Issue Date; with respect to the Series A-1 Shares, the Original Series A-1 Issue Date; with respect to the Series B Preferred Shares, the Original Series B Issue Date; with respect to the Series C Preferred Shares, the Original Series C Issue Date; with respect to the Series D Preferred Shares, the Original Series D Issue Date; with respect to the Series E Preferred Shares, the Original Series E Issue Date; with respect to the Series F Preferred Shares, the Original Series F Issue Date, with respect to the Series G Preferred Shares, the Original Series G Issue Date, and with respect to the Series G+ Preferred Shares, the Original Series G+ Issue Date.

“Applicable Original Preferred Issue Price” means, with respect to the Series A Shares, the Original Series A Preferred Issue Price; with respect to the Series A-1 Shares, the Original Series A-1 Preferred Issue Price; with respect to the Series B Preferred Shares, the Original Series B Preferred Issue Price; with respect to the Series C Preferred Shares, the Original Series C Preferred Issue Price; with respect to the Series D Preferred Shares, the Original Series D Preferred Issue Price; with respect to the Series E Preferred Shares, the Original Series E Preferred Issue Price; with respect to the Series F Preferred Shares, the Original Series F Preferred Issue Price; with respect to the Series G Preferred Shares, the Original Series G Preferred Issue Price; and with respect to the Series G+ Preferred Shares, the Original Series G+ Preferred Issue Price.

“Articles” means these Eighteenth Amended and Restated Articles of Association of the Company as altered from time to time.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Baidu” means Baidu (Hong Kong) Limited and/or its Affiliates.

“Baidu Director” has the meaning specified in Article 72.

“Baidu Option Period” has the meaning specified in Article 8B(iii).

“Baidu Restricted Person” means any of the following: (i) Bitauto Holdings Ltd. (NYSE:BITA) and its Affiliates, (ii) Qihoo 360 Technology Co., Ltd. (NYSE:QIHU) and its Affiliates, (iii) JD.com, Inc. (NASDAP:JD) and its Affiliates, (iv) Tencent Holdings Limited (SEHK 700) and its Affiliates, and (v) Alibaba Group Holding Limited (NYSE: BABA) and its Affiliates; and collectively the “Baidu Restricted Persons”.

“Board” means the board of directors of the Company.

“Business” has the meaning specified in the Shareholders Agreement.

“Business Day” means, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Applicable Laws or executive order to be closed in Beijing, Hong Kong, the Cayman Islands or New York.

“Company” means UXIN LIMITED, an exempted company organized and existing under the laws of the Cayman Islands.

“Company ROFR Period” has the meaning specified in Article 8A(ii)(1)(a). “Compulsory Payment” has the meaning specified in Article 7(iii)(2)(b). “Code” has the meaning specified in the Shareholders Agreement.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlled” and “Control” have the meaning correlative to the foregoing.

“Covenantor” has the meaning specified in the Shareholders Agreement. “Conversion Price” has the meaning specified in Article 7(iii)(4)(d). “Conversion Share” has the meaning specified in Article 7(iii)(4)(c). “Co-Sale Holder” has the meaning specified in Article 8A(iii). “Co-Sale Notice” has the meaning specified in Article 8A(iii).  “Co-Sale Pro Rata Portion” has the meaning specified in Article 8A(iii)(1).

“Co-Sale Right Period” has the meaning specified in Article 8A(iii). “Deed of Adherence” has the meaning specified in Article 6A.

“Defaulting Series G RMB Investor” has the meaning specified in the Shareholders Agreement.

“Directors” or “Director” means members or a member of the Board. “Drag-Along Purchaser” has the meaning specified in Article 8B(i). “Drag-Along Requestors” has the meaning specified in Article 8B(i). “Drag-Along Transaction” has the meaning specified in Article 8B(i).

“Drag-Along Transaction to Baidu Restricted Persons” has the meaning specified in Article 8B(iii).

“Encumbrance” means (a) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, security interest, or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person, any other restriction or limitation; (b) any easement or covenant granting a right of use or occupancy to any Person; (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; (d) any adverse claim as to title, possession, or use, and includes any agreement or arrange for any of the same.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“Exempted Shares” means (i) (a) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued or issuable from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to an employee stock option plan having been approved pursuant to the Shareholders Agreement and these Articles; and (b) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements; (ii) any Ordinary Shares issued or issuable pursuant to the conversion of any Preferred Share; (iii) any securities issued or issuable in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Preferred Shareholders are entitled to participate on a pro rata basis; (iv) any securities issued or issuable as a dividend or distribution on the Preferred Shares; (v) any securities issued or issuable pursuant to a Qualified IPO or an IPO of the Company as approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles; (vi) any securities issued or issuable pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles; (vii) any securities issued or issuable pursuant to transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles, and (viii) any Series G+ Preferred Share issued or issuable pursuant to the Series G+ Subscription Agreements.

“Extension Period” has the meaning specified in Article 8A(ii)(2)(d).

“Fairlubo” has the meaning specified in the Shareholders Agreement.

“Fairlubo HK” has the meaning specified in the Shareholders Agreement. “Fair Market Value” has the meaning specified in Article 9(iii)(1)(e)(i).

“Fengshun Lubao” has the meaning specified in the Shareholders Agreement.

“First Adjourned Meeting Quorum” has the meaning specified in Article 64(a).

“First Participation Notice” has the meaning specified in Article 6A(iii)(1). “First Participation Period” has the meaning specified in Article 6A(iii)(1). “First Refusal Expiration Notice” has the meaning specified in Article 8A(ii)(5). “Founder” has the meaning specified in the Shareholders Agreement.

“Founder Holding Company” has the meaning specified in the Shareholders Agreement.

“Fully Participating Investors” has the meaning specified in Article 6A(iii)(2). “GloryFin HK” has the meaning specified in the Shareholders Agreement.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” means the Company and its Subsidiaries (including without limitation UcarEase BVI, Uxin Used Car Cayman, Uxin HK, GloryFin HK, UcarShow HK, Perfect Harmony, Fairlubo, Fairlubo HK, UcarBuy BVI, UcarBuy HK, Xin Limited, Xin HK and the PRC Companies) and “Group Company” means any of them.

“Hillhouse” means Hillhouse UX Holdings Limited and/or its Affiliates. “Hillhouse Director” has the meaning specified in Article 72.

“Holding Vehicle” has the meaning specified in Article 8A(vi)(1).

“Huasheng” means Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）).

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Immediate Family Member” has the meaning specified in Article 8A(v).

“Information Rights” has the meaning specified in Article 87A(i)(10).

“Inspection Rights” has the meaning specified in Article 87A(ii).

“Investors” or “Investor” has the meaning specified in the Shareholders Agreement.

“Investor Director” means any Director designated and/or appointed by KINGKEY, LC, Tiger, Hillhouse, WP, Baidu, JC, or TPG respectively to the Board pursuant to these rticles, and the “Investor Directors” means all of them.

“Investor ROFR Period” has the meaning specified in Article 8A(ii)(2)(a).

“IPO” has the meaning set forth in the Shareholders Agreement.

“JC” means JenCap UX and/or its Affiliates.

“JC Director” has the meaning specified in Article 72.

“KINGKEY” means KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司).

“KINGKEY Director” has the meaning specified in Article 72. “KKR” means Turbo Wise Investment Limited and/or its Affiliates.

“LC” means LC Fund V, L.P., and LC Parallel Fund V, L.P., each a partnership formed in Cayman Islands with its registered office located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

“LC Director” has the meaning specified in Article 72.

“Lead Directors” means the LC Director, Hillhouse Director, Tiger Director, WP Director, Baidu Director, JC Director and TPG Director.

“Liquidation Event” has the meaning specified in Article 7(iii)(2)(b). “Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the Eighteenth Amended and Restated Memorandum of Association of the Company adopted by the Members of the Company pursuant to the Statute, as altered from time to time.

“Month” means calendar month.

“New Securities” has the meaning specified in Article 6A(ii).

“Non-Selling Shareholders” has the meaning specified in Article 8A(i).

“ODI Approvals” means all consents, approvals, or registrations, qualifications, or filings by or with any Governmental Authority or any third party that are required to be obtained by the Series G RMB Investors to make investment in a foreign entity, including but not limited to (1) (x) filing or approval by the National Development and Reform Commission or its local counterparts and filing or approval by the Ministry of Commerce or its local counterparts, or (y) filing with the Management Committee in the Free Trade Zone in Shanghai (as the case may be); (2) foreign exchange registration at an authorized bank; (3) consent by an authorized bank with sufficient swap lines.

“Offered Shares” has the meaning specified in Article 8A(i).

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire the Ordinary Shares or Ordinary Share Equivalents.

“Ordinary Directors” or “Ordinary Director” has the meaning specified in Article 72.

“Ordinary Resolution” means a resolution of Members passed either (i) as a written resolution signed by all Members entitled to vote, or (ii) at a general meeting by a simple majority of the votes cast, calculated on a fully converted basis, subject to Article 7(iii)(5).

“Ordinary Shares” means the ordinary shares of the Company, par value of US$0.0001 per share.

“Ordinary Share Equivalents” means warrants, Options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Original Series A Issue Date” means the date on which the first Series A Share was issued.

“Original Series A Preferred Issue Price” means a price of US$0.20 per Series A Share (As Adjusted).

“Original Series A-1 Issue Date” means the date on which the first Series A-1 Share was issued.

“Original Series A-1 Preferred Issue Price” means a price of US$2.0362923 per Series A-1 Share (As Adjusted).

“Original Series B Issue Date” means the date on which the first Series B Preferred Share was issued.

“Original Series B Preferred Issue Price” means a price of US$0.2832756 per Series B Preferred Share (As Adjusted).

“Original Series C Issue Date” means, with respect to the Series C-1 Preferred Shares, the Original Series C-1 Issue Date, and with respect to the Series C-2 Preferred Shares, the Original Series C-2 Issue Date.

“Original Series C Preferred Issue Price” means, with respect to the Series C-1 Preferred Shares, the Original Series C-1 Preferred Issue Price, and with respect to the Series C-2 Preferred Shares, the Original Series C-2 Preferred Issue Price.

“Original Series C-1 Issue Date” means the date on which the Series C-1 Preferred Share was issued to relevant holder of such Series C-1 Preferred Share.

“Original Series C-1 Preferred Issue Price” means a price of US$0.526148 per Series C-1 Preferred Share (As Adjusted).

“Original Series C-2 Issue Date” means the date on which the first Series C-2 Preferred Share was issued.

“Original Series C-2 Preferred Issue Price” means a price of US$0.473533 per Series C-2 Preferred Share (As Adjusted).

“Original Series D Issue Date” means the date on which the first Series D Preferred Share was issued.

“Original Series D Preferred Issue Price” means a price of US$1.3805641 per Series D Preferred Share (As Adjusted).

“Original Series E Issue Date” means the date on which the first Series E Preferred Share was issued.

“Original Series E Preferred Issue Price” means a price of US$1.6763993 per Series E Preferred Share (As Adjusted).

“Original Series F Issue Date” means the date on which the first Series F Preferred Share was issued.

“Original Series F Preferred Issue Price” means a price of US$2.4776251 per Series F Preferred Share (As Adjusted).

“Original Series G Issue Date” means the date on which the first Series G Preferred Share was issued.

“Original Series G Preferred Issue Price” means a price of US$2.9802044 per Series G Preferred Share (As Adjusted).

“Original Series G+ Issue Date” means the date on which the first Series G+ Preferred Share was issued.

“Original Series G+ Preferred Issue Price” means a price of US$3.6806924 per Series G+ Preferred Share (As Adjusted).

“Overallotment New Securities” has the meaning specified in Article 6A(iii)(2). “Over-Purchasing Holder” has the meaning specified in Article 8A(ii)(2)(d).

“Oversubscribing Fully Participating Investor” has the meaning specified in Article 6A(iii)(2).

“paid-up” means paid-up and/or credited as paid-up.

“Participation Rights Holder” has the meaning specified in Article 6A.

“Perfect Harmony” has the meaning specified in the Shareholders Agreement.

“Permitted Transfer” has the meaning specified in Article 8A(v).

“Permitted Transferee” has the meaning specified in Article 8A(v).

“Person” or “person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“PRC Companies” has the meaning specified in the Shareholders Agreement.

“PRC GAAP” means the China Accounting Standards (企业会计准则) as promulgated and amended from time to time and their interpretations, guidelines and implementation rules, which collectively are accepted as generally accepted accounting principles in the PRC.

“Preferred Directors” means any five (5) of the Investor Directors.

“Preferred Majority Holders” means the Preferred Shareholders holding such number of Preferred Shares which represent at least fifty-one percent (51%) of the Ordinary Shares into which all of the then outstanding Preferred Shares are convertible (on an as-converted basis).

“Preferred Shareholder” means any holder of any Preferred Share.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares, the Series G Preferred Shares and the Series G+ Preferred Shares; and a “Preferred Share” means any of them.

“Pro Rata Share” has the meaning specified in Article 6A(i). “Purchasing Holders” has the meaning specified in Article 8A(ii)(2)(d).

“Qualified IPO” means an IPO that values the Group Companies at least US$3.20 billion calculated based on the offering price in such public offering and the then outstanding Shares immediately prior to the closing of such offering and will bring gross offering proceeds to the Group Companies, before deduction of underwriting discounts, commissions and registration expenses, of at least US$200 million, calculated based on the offering price in such public offering and the total number of the Company’s shares offered in such public offering. Notwithstanding the foregoing, (1) an IPO shall be deemed as a Qualified IPO as long as the IPO is approved by the Shareholders pursuant to Article 7(iii)(5)(a)(xiii); and (2) an IPO in the PRC shall not be deemed as a Qualified IPO in any event that the IPO is (i) withdrawn, (ii) void, or (iii) not approved.

“Re-allotment Notice” has the meaning specified in Article 8A(ii)(2)(d). “Redemption Amount” has the meaning specified in Article 7(iii)(4)(c)(i). “Redemption Date” has the meaning specified in Article 9(iii)(1)(a). “Redemption Notice” has the meaning specified in Article 9(iii)(1)(a). “Redemption Price” has the meaning specified in Article 9(iii)(1)(g)(i).

“Registered Office” means the registered office for the time being of the Company. “Remaining Offered Shares” has the meaning specified in Article 8A(ii)(2)(d). “Required Consenters” has the meaning specified in Article 27.

“Restructuring Documents” has the meaning specified in the Shareholders Agreement. “Right of Participation” has the meaning specified in Article 6A.

“Seal” means the common seal of the Company and includes every duplicate seal. “Second Adjourned Meeting Quorum” has the meaning specified in Article 64(b).

“Second Participation Notice” has the meaning specified in Article 6A(iii)(2). “Second Participation Period” has the meaning specified in Article 6A(iii)(2).

“Secretary” includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time, and the rules and regulations promulgated thereunder.

“Selling Shareholder” has the meaning specified in Article 8A(i).

“Series A Shares” means the series A redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series A Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series A Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(viii).

“Series A Preferred Shares” means the Series A Shares and the Series A-1 Shares, and a “Series A Preferred Share” means any of them.

“Series A-1 Conversion Price” has the meaning specified in Article 7(iii)(4)(d).

“Series A-1 Shares” means the series A-1 redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series B Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series B Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(vii).

“Series B Preferred Shares” means the series B redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series C Conversion Price” has the meaning specified in Article 7(iii)(4)(d).

“Series C Preference Amount” means, collectively, the Series C-1 Preference Amount and the Series C-2 Preference Amount.

“Series C Preferred Shares” means the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, and a “Series C Preferred Share” means any of them.

“Series C-1 Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series C-1 Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(vi).

“Series C-1 Preferred Shares” means the series C-1 redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series C-2 Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series C-2 Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(vi).

“Series C-2 Preferred Shares” means the series C-2 redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series D Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series D Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(v).

“Series D Preferred Shares” means the series D redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series E Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series E Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(iv).

“Series E Preferred Shares” means the series E redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series F Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series F Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(iii).

“Series F Preferred Shares” means the series F redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series G Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series G Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(ii).

“Series G Preferred Shares” means the series G redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series G RMB Framework Agreements” has the meaning specified in the Shareholders Agreement.

“Series G RMB Investors” and “Series G RMB Investor” has the meaning specified in the Shareholders Agreement.

“Series G Subscription Agreement” has the meaning specified in the Shareholders Agreement.

“Series G+ Conversion Price” has the meaning specified in Article 7(iii)(4)(d).  “Series G+ Preference Amount” has the meaning specified in Article 7(iii)(2)(a)(i).

“Series G+ Preferred Shares” means the series G+ redeemable convertible preferred shares, par value of US$0.0001 per share, of the Company.

“Series G+ Subscription Agreements” has the meaning specified in the Shareholders Agreement.

“Shares” means Ordinary Shares and Preferred Shares, and may also be referenced as “share” and includes any fraction of a share.

“Share Restriction Agreement” means the share restriction agreement dated July 17, 2012 by and among the Company, LC, the Founder, the Founder Holding Company and certain other parties thereto.

“Shareholders Agreement” means the fourteenth amended and restated shareholders agreement entered into by and among the Company, the Uxin HK, the PRC Companies, the Founder, the Founder Holding Company and certain other parties thereto dated January 2, 2018, as supplemented, amended and restated from time to time.

“Snow Lake” means Snow Lake China Master Fund, Ltd., a limited liability company incorporated in the Cayman Islands.

“Special Drag-Along Notice” has the meaning specified in Article 8B(iii).

“Special Resolution” means a resolution of Members expressed to be a special resolution and passed either (i) as a unanimous written resolution signed by all the Members entitled to vote, or (ii) at a general meeting by a majority of not less than two thirds (2/3) of the votes cast, calculated on a fully converted basis in accordance with the Statute, subject to Article 7(iii)(5).

“Statute” means the Companies Law (2016 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” shall mean, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the IFRS, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include UcarEase BVI, Uxin Used Car Cayman, the Uxin HK, GloryFin HK, UcarShow HK, Perfect Harmony, Fairlubo, Fairlubo HK, UcarBuy BVI, UcarBuy HK, Xin Limited, Xin HK, the PRC Companies and any other Subsidiary to be established by any of them from time to time.

“Super Majority Holders” has the meaning specified in Article 7(iii)(5)(a).

“Tencent” means collectively, THL A7 Limited, an entity formed in British Virgin Islands with its registered office located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and Tencent Growthfund Limited, an entity formed in the Cayman Islands with its registered office located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

“Tiger” means collectively, Tiger Global Eight Holdings, a private company limited by shares duly established and validly existing under the laws of the Republic of Mauritius and Internet Fund II Pte. Ltd., a corporation formed under the laws of Singapore.

“TPG Director” has the meaning specified in Article 72.

“TPG” means TPG Growth III SF Pte. Ltd., a private company limited by shares incorporated in the Republic of Singapore, and/or its Affiliates.

“Tiger Director” has the meaning specified in Article 72.

“Trade Sale” means either (i) a merger, amalgamation, consolidation or other business combination of any Group Company with or into any Person, or any other transaction or series of transactions, as a result of which the Members of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, (ii) the sale, lease, transfer, exclusive license to a third party or other disposition of all or substantially all of the assets of the Group Companies taken as a whole (including the equity securities and/or contractual arrangements by which any Group Company owns and/or Controls any other Group Company, the licenses and permits necessary to conduct the business of the Group Companies in the PRC and the intellectual property assets of the Group Companies taken as a whole) or (iii) the sale (whether by merger, reorganization or other transaction) of a majority of the outstanding voting securities of any Group Company.

“Transaction Documents” has the meaning specified in the Shareholders Agreement.

“Transfer” has the meaning specified in Article 8A(i).

“Transfer Notice” has the meaning specified in Article 8A(i).

“UcarBuy BVI” has the meaning specified in the Shareholders Agreement.

“UcarBuy HK” has the meaning specified in the Shareholders Agreement.

“UcarEase BVI” has the meaning specified in the Shareholders Agreement.

“UcarShow HK” has the meaning specified in the Shareholders Agreement.

“Uxin HK” has the meaning specified in the Shareholders Agreement.

“Uxin Used Car Cayman” has the meaning specified in the Shareholders Agreement.

“US$” or “$” means the lawful currency of the United States of America. “WFOE” has the meaning specified in the Shareholders Agreement.

“WP” means Redrock Holding Investments Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands or its successors in title, assignees or transferees.

“WP Director” has the meaning specified in Article 72.

“Xin HK” has the meaning specified in the Shareholders Agreement.

“Yougu Shanghai” has the meaning specified in the Shareholders Agreement.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under the Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

Each certificate representing the Ordinary Shares other than the Conversion Shares shall bear legends substantially in the following form (in addition to any legend required under the Laws of Cayman Islands):

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS PERMITTED ASSIGNEE(S) AS SET FORTH IN THE FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND THE SHARE RESTRICTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

5.                                      Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                                      Subject to the provisions in these Articles (including but not limited to Article 6A and Article 7) and subject to any resolution of the Members to the contrary, and without prejudice to any special rights of the Preferred Shares, the Board shall have the power to issue any unissued shares of the Company and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as it may determine. The Company shall not issue shares in bearer form.

6A                                Right of Participation

Each of the Preferred Shareholders and any other holder of the Preferred Shares to which rights under this Article 6A have been duly assigned (such Preferred Shareholder and each such assignee each hereinafter referred to as a “Participation Rights Holder”) and/or its Affiliate(s) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share, of all (or any part) of any New Securities that the Company may from time to time issue after the date of adoption of these Articles (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Shares among its Affiliates in any proportion; provided that such Affiliates (which are not parties to the Shareholders Agreement) shall be subject to all the terms and conditions of the Shareholders Agreement by executing the Deed of Adherence substantially in the form attached to the Shareholders Agreement as Exhibit D (the “Deed of Adherence”).

(i)                                     Pro Rata Share

A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares into which the then outstanding Preferred Shares held by such Participation Rights Holder are convertible (calculated on an as-converted basis), to (b) the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all Participation Rights Holders are convertible (calculated on an as-converted basis) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

(ii)                                  New Securities

“New Securities” shall mean any Preferred Shares, any other Shares of the Company designated as “preferred shares”, Ordinary Shares or other Shares of the Company, whether now authorized or not, or rights, options or warrants to purchase said equity securities, or securities of any class whatsoever that are, or may become, convertible or exchangeable into said equity securities, provided, however, that the term “New Securities” shall not include:

(1)         (i) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued or issuable from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to an employee stock option plan having been approved pursuant to the Shareholders Agreement and these Articles; and (ii) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

(2)         any Ordinary Shares issued or issuable pursuant to the conversion of any Preferred Share;

(3)         any securities issued or issuable in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event as duly approved pursuant to the Shareholders Agreement and these Articles in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(4)         any securities issued or issuable as a dividend or distribution on the Preferred Shares;

(5)         any securities issued or issuable pursuant to transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles;

(6)         any securities issued or issuable pursuant to a Qualified IPO or an IPO of the Company as approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles;

(7)         any securities issued or issuable pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved by the Board and/or the Members pursuant to the Shareholders Agreement and these Articles; and

(8)         any Series G+ Preferred Share issued or issuable pursuant to any Series G+ Subscription Agreements.

(iii)                               Procedures

(1)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue such New Securities (the “First Participation Notice”), describing the amount and class of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice (the

“First Participation Period”) to agree on behalf of itself or its Affiliates in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of such New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(2)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with Article 6A(iii)(1) above, the Company shall promptly (but no later than three (3) Business Days after the expiration of the First Participation Period) give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation (the “Fully Participating Investors”) in accordance with Article 6A(iii)(1) above, which notice shall set forth the number of the New Securities not purchased by the other Participation Rights Holders pursuant to Article 6A(iii)(1) above (such shares, the “Overallotment New Securities”). Each Fully Participating Investor shall have fifteen (15) days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of additional New Securities the Fully Participating Investors propose to buy exceeds the total number of the Overallotment New Securities, each Fully Participating Investor who proposes to buy more than such number of additional New Securities equal to the product obtained by multiplying (i) the number of the Overallotment New Securities by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Fully Participating Investor are convertible (calculated on an as-converted basis) and the denominator of which is the total number of Ordinary Shares into which the then outstanding Preferred Shares held by all Fully Participating Investors are convertible (calculated on an as-converted basis) (an “Oversubscribing Fully Participating Investor”) will be cut back by the Company with respect to its oversubscription to that number of the Overallotment New Securities equal to the lesser of (x) its Additional Number and (y) the product obtained by multiplying (i) the number of the Overallotment New Securities available for subscription by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Oversubscribing Fully Participating Investor are convertible (calculated on an as-converted basis) and the denominator of which is the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all the Oversubscribing Fully Participating Investors are convertible (calculated on an as-converted basis). Each Fully Participating Investor shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Article 6A(iii)  and the Company shall so notify the Fully Participating Investors within five (5) days following the expiration of the Second Participation Period.

(iv)                              Failure to Exercise

If Participation Rights Holders fail or decline to exercise their rights or purchase all New Securities included in the First Participation Notice within the First Participation Period or the Second Participation Period under Article 6A(iii)(1) or Article 6A(iii)(2) (as the case may be), the Company shall have one hundred and twenty (120) days after the date of the First Participation Notice or Second Participation Notice, as the case may be, to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the First Participation Notice. The purchaser (which is not a party to the Shareholders Agreement) shall be subject to all the terms and conditions of the Shareholders Agreement by executing a Deed of Adherence. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120)-day period, then the Company shall not thereafter issue or sell any New Securities without offering such New Securities to the Participation Rights Holders pursuant to this Article 6A again.

(v)                                 Proposed Issuance to Baidu Restricted Person

Notwithstanding anything to the contrary provided in the Shareholders Agreement or in these Articles, if the Company proposes to issue any New Securities to any Baidu Restricted Person, the Company shall describe this point in the First Participation Notice, which shall certify that the Company has received an offer from such Baidu Restricted Person and in good faith believes a binding agreement for such proposed issuance is obtainable on the terms set forth in the First Participation Notice. The First Participation Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed issuance and in this event Baidu shall have fifteen (15) days from the date of receipt of the First Participation Notice to agree in writing to purchase all but not less than all of the New Securities to be issued to such Baidu Restricted Person for the price and upon the material terms and conditions specified in the First Participation Notice by giving written notice to the Company, in which event the Company shall not issue the New Securities to the relevant Baidu Restricted Person in the relevant financing. If Baidu fails to so agree in writing within the above fifteen-day period to purchase such New Securities, then such New Securities shall be subject to the participation rights of all Participation Rights Holders (including Baidu) as provided in Article 6A(iii). For the avoidance of doubt, the Company shall not issue any New Security to any Baidu Restricted Person unless this Article 6A(v) has been fully complied with. For avoidance of any doubt, if the Company will issue any New Securities to Tencent only due to exercise by Tencent of its Right of Participation provided in Article 6A(i)-(iv)  above as a holder of Preferred Shares of the Company, such issuance shall not be subject to Baidu’s rights provided in this Article 6A(v).

(vi)                              Limitations on Subsequent Rights

Without the prior written consent of the holders of at least two thirds (2/3) of the then outstanding Series A Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series A Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series A Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series A Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series A-1 Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series A-1 Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series A-1 Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series A-1 Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series B Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series B Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series B Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series B Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series C Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series C Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series C Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series C Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series D Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series D Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series D Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series D Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series E Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series E Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series E Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series E Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series F Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series F Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series F Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series F Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series G Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series G Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series G Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series G Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series G+ Preferred Shares, the Company covenants and agrees that it shall not, after the date of adoption of these Articles, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series G+ Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date of adoption of these Articles, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series G+ Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series G+ Preferred Shares as well.

(vii)                           Termination

The Right of Participation shall terminate upon the closing of a Qualified IPO.

7.                                      (i)            CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles, the authorized capital of the Company shall be US$200,000, divided into 1,244,917,230 Ordinary Shares with a par value of US$0.0001 per share, 50,000,000 Series A Shares with a par value of US$0.0001 per share, 4,910,890 Series A-1 Shares with a par value of US$0.0001 per share, 70,602,630 Series B Preferred Shares with a par value of US$0.0001 per share, 86,708,770 Series C-1 Preferred Shares with a par value of US$0.0001 per share, 10,558,910 Series C-2 Preferred Shares with a par value of US$0.0001 per share, 159,355,150 Series D Preferred Shares with a par value of US$0.0001 per share, 89,477,490 Series E Preferred Shares with a par value of US$0.0001 per share, 85,162,200 Series F Preferred Shares with a par value of US$0.0001 per share, 130,384,730 Series G Preferred Shares and 67,922,000 Series G+ Preferred Shares with a par value of US$0.0001 per share.

(ii)                                  RANKING

The Series G+ Preferred Shares shall, with respect to dividends and upon liquidation or redemption rank senior and prior to, the Series G Preferred Shares, the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company. The Series G Preferred Shares shall, with respect to dividends and upon liquidation or redemption rank senior and prior to, the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares). The Series F Preferred Shares shall, with respect to dividends and upon liquidation or redemption rank senior and prior to, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares and the Series G Preferred Shares). The Series E Preferred Shares shall, with respect to dividends and upon liquidation or redemption rank senior and prior to, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares, the Series G Preferred Shares and the Series F Preferred Shares). The Series D Preferred Shares shall, with respect to dividends and upon liquidation or redemption rank senior and prior to, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares and the Series E Preferred Shares). The Series C Preferred Shares shall, with respect to dividends and upon liquidation rank senior and prior to, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, the Series E Preferred Shares and the Series D Preferred Shares). The Series B Preferred Shares shall, with respect to dividends and upon liquidation rank senior and prior to, the Series A Preferred Shares and the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares). The Series A Preferred Shares shall, with respect to dividends and upon liquidation rank senior and prior to, the Ordinary Shares and all other classes or series of shares issued by the Company (except for the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares).

(iii)                               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

(1)                                 Dividends

(a)         Subject to the provisions of the Memorandum and these Articles or by any Applicable Law, the Board may from time to time declare dividends and other distributions on the outstanding Shares of the Company and authorize payment of the same out of the funds of the Company legally available therefor. Subject to the foregoing,

(i)                       each holder of the Series G+ Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series G Preferred Shares, the Series F Preferred Shares, Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company, carried at the rate of five percent (5%) per annum of the applicable Original Series G+ Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series G+ Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series G+ Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any the Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company, or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company, or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(ii)                    (ii)                        after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), each holder of the Series G Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than the Series G+ Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series G Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series G Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series G Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series F Preferred Shares, Series E Preferred Shares, Series D Preferred

Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(iii)                 (iii) after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i) and on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii), each holder of the Series F Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series E Preferred Shares, Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than the Series G+ Preferred Shares and the Series G Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series F Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series F Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series F Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares and the Series G Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares and the Series G Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series E Preferred Shares, Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares and the Series G Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(iv)                after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii) and on each Series F Preferred Share as provided in Article 7(iii)(1)(a)(iii), each holder of the Series E Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than the Series G+ Preferred Shares, the Series G Preferred Shares and the Series F Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series E Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series E Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series E Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares, the Series G Preferred Shares and the Series F Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares, the Series G Preferred Shares and the Series F Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares, the Series G Preferred Shares and the Series F Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(v)                   after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii), on each Series F Preferred Share as provided in Article 7(iii)(1)(a)(iii) and on each Series E Preferred Share as provided in Article 7(iii)(1)(a)(iv), each holder of the Series D Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series D Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series D Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series D Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(vi)                after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii), on each Series F Preferred Share as provided in Article 7(iii)(1)(a)(iii), on each Series E Preferred Share as provided in Article 7(iii)(1)(a)(iv) and on each Series D Preferred Share as provided in Article  7(iii)(1)(a)(v), each holder of the Series C Preferred Share(s) shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series C Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series C Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series C Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series B Preferred Shares, any Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series B Preferred Shares, any

Series A Preferred Shares, any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(vii)             after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii), on each Series F Preferred Share as provided in Article 7(iii)(1)(a)(iii), on each Series E Preferred Share as provided in Article 7(iii)(1)(a)(iv), on each Series D Preferred Share as provided in Article  7(iii)(1)(a)(v) and on each Series C Preferred Share as provided in Article 7(iii)(1)(a)(vi), each holder of the Series B Preferred Shares shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares, the Ordinary Shares and all other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series B Preferred Issue Price (As Adjusted) on a non-cumulative basis, for each such Series B Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series B Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series A Preferred Shares or any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Series A Preferred Shares or any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Series A Preferred Shares or any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property;

(viii)          after dividends have been paid in full on each Series G+ Preferred Share as provided in Article 7(iii)(1)(a)(i), on each Series G Preferred Share as provided in Article  7(iii)(1)(a)(ii), on each Series F Preferred Share as provided in Article 7(iii)(1)(a)(iii), on each Series E Preferred Share as provided in Article 7(iii)(1)(a)(iv), on each Series D Preferred Share as provided in Article  7(iii)(1)(a)(v), on each Series C Preferred Share as provided in Article 7(iii)(1)(a)(vi) and on each Series B Preferred Share as provided in Article 7(iii)(1)(a)(vii), each holder of the Series A Preferred Shares shall be entitled to receive dividends, pari passu as between themselves, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares and all other classes of Shares of the Company (other than the Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares), carried at the rate of five percent (5%) per annum of the applicable Original Series A Preferred Issue Price or Original Series A-1 Preferred Issue Price (As Adjusted), as the case may be, on a non-cumulative basis, for each such Series A Preferred Share held by such holder. Such dividends shall accrue when, as and if declared by the Board. Unless and until any dividends or other distributions in like amount have been paid in full on the Series A Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Ordinary Shares or any other class of the Shares of the Company (other than the Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares), or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares), or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Ordinary Shares or any other class of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property; and

(ix)                after the preferential dividends relating to the Preferred Shares under Article 7(iii)(1)(a)(i), Article 7(iii)(1)(a)(ii), Article 7(iii)(1)(a)(iii), Article 7(iii)(1)(a)(iv), Article 7(iii)(1)(a)(v), Article 7(iii)(1)(a)(vi), Article 7(iii)(1)(a)(vii) and Article 7(iii)(1)(a)(viii) above have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds legally available therefor may be declared in that fiscal year for the Ordinary Shares and, if such additional dividends are declared, then the holders of any Preferred Shares shall be entitled to participate in such subsequent distribution among the Ordinary Shares pro rata based on the number of Ordinary Shares into which the then outstanding Preferred Shares held by each holder of Preferred Shares are convertible (calculated on an as-converted basis).

(b)         If the Company has declared or accrued but unpaid dividends with respect to any Preferred Share upon the conversion of such Preferred Share as provided in these Articles, then the Company shall, at its discretion, opt to, (i) as agreed by the holder of such Preferred Share to be converted, convert all such declared or accrued but unpaid dividends on such Preferred Share to be converted into the Ordinary Shares pursuant to these Articles at the then-effective applicable Conversion Price on the same basis as such Preferred Share to be converted, or (ii) pay off all such dividends by cash upon conversion of such Preferred Share.

(2)                                 Liquidation

(a)         Liquidation Preferences. Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, the assets of the Company legally available for distribution shall be distributed among the holders of the outstanding Shares in the following order and manner:

(i)                                     in priority to any payment to the holders of Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company, pay to each holder of Series G+ Preferred Share(s), pari passu as between themselves, an amount per Series G+ Preferred Share (the “Series G+ Preference Amount”) equal to (x) 150% of the Original Series G+ Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article  7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series G+ Preference Amount in full to all holders of Series G+ Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series G+ Preferred Shares then outstanding;

(ii)          after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), in priority to any payment to the holders of Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than the Series G+ Preferred Shares), pay to each holder of Series G Preferred Share(s), pari passu as between themselves, an amount per Series G Preferred Share (the “Series G Preference Amount”) equal to (x) 150% of the Original Series G Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series G Preference Amount in full to all holders of Series G Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series G Preferred Shares then outstanding;

(iii)       after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to

Article 7(iii)(2)(a)(i) and on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii), in priority to any payment to the holders of Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares and Series G Preferred Shares), pay to each holder of Series F Preferred Share(s), pari passu as between themselves, an amount per Series F Preferred Share (the “Series F Preference Amount”) equal to (x) 150% of the Original Series F Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series F Preference Amount in full to all holders of Series F Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series F Preferred Shares then outstanding;

(iv)      after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii) and on all Series F Preferred Shares pursuant to Article 7(iii)(2)(a)(iii), in priority to any payment to the holders of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares and the Series F Preferred Shares), pay to each holder of Series E Preferred Share(s), pari passu as between themselves, an amount per Series E Preferred Share (the “Series E Preference Amount”) equal to (x) 150% of the Original Series E Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series E Preference Amount in full to all holders of Series E Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series E Preferred Shares then outstanding;

(v)         after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii), on all Series F Preferred Shares pursuant to Article 7(iii)(2)(a)(iii) and on all Series E Preferred Shares pursuant to Article 7(iii)(2)(a)(iv), in priority to any payment to the holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares), pay to each holder of Series D Preferred Share(s), pari passu as between themselves, an amount per Series D Preferred Share (the “Series D Preference Amount”) equal to (x) 150% of the Original Series D Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series D Preference Amount in full to all holders of Series D Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series D Preferred Shares then outstanding;

(vi)                              after unconditional and irrevocable distribution or payment  in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii), on all Series F Preferred Shares pursuant to Article 7(iii)(2)(a)(iii), on all Series E Preferred Shares pursuant to Article 7(iii)(2)(a)(iv) and on all Series D Preferred Shares pursuant to Article 7(iii)(2)(a)(v), in priority to any payment to the holders of Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares), pay to each holder of Series C Preferred Share(s), pari passu as between themselves, an amount per Series C Preferred Share (with respect to the Series C-1 Preferred Shares, the “Series C-1 Preference Amount”, and with respect to the Series C-2 Preferred Shares, the “Series C-2 Preference Amount”) equal to (x) 150% of the Original Series C Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series C Preference Amount in full to all holders of Series C Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series C-1 Preferred Shares then outstanding and the holders of Series C-2 Preferred Shares then outstanding according to the Series C-1 Preference Amount or the Series C-2 Preference Amount, as applicable;

(vii)                           after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii), on all Series F Preferred Shares pursuant to Article 7(iii)(2)(a)(iii), on all Series E Preferred Shares pursuant to Article 7(iii)(2)(a)(iv), on all Series D Preferred Shares pursuant to Article 7(iii)(2)(a)(v) and on all Series C Preferred Shares pursuant to Article 7(iii)(2)(a)(vi), in priority to any payment to the holders of Series A Preferred Shares, Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares), pay to each holder of Series B Preferred Shares, pari passu as between themselves, an amount per Series B Preferred Share (the “Series B Preference Amount”) equal to (x) 150% of the Original Series B Preferred Issue Price (As Adjusted) plus (y) any declared but unpaid dividend in accordance with Article  7(iii)(1) above. If the Company has insufficient assets to permit payment of the Series B Preference Amount in full to all holders of Series B Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series B Preferred Shares then outstanding; and

(viii)                        after unconditional and irrevocable distribution or payment in full of the amount distributable or payable on all Series G+ Preferred Shares pursuant to Article 7(iii)(2)(a)(i), on all Series G Preferred Shares pursuant to Article  7(iii)(2)(a)(ii), on all Series F Preferred Shares pursuant to Article 7(iii)(2)(a)(iii), on all Series E Preferred Shares pursuant to Article 7(iii)(2)(a)(iv), on all Series D Preferred Shares pursuant to Article

7(iii)(2)(a)(v), on all Series C Preferred Shares pursuant to Article 7(iii)(2)(a)(vi) and on all Series B Preferred Shares pursuant to Article  7(iii)(2)(a)(vii), in priority to any payment to the holders of Ordinary Shares and any other classes of the Shares of the Company (other than Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares), pay to each holder of Series A Preferred Shares, pari passu as between themselves, an amount per Series A Preferred Share (the “Series A Preference Amount”) equal to (x) 150% of the Original Series A Preferred Issue Price or the Original Series A-1 Preferred Issue Price (As Adjusted), as the case may be, plus (y) any declared but unpaid dividend in accordance with Article 7(iii)(1). If the Company has insufficient assets to permit payment of the Series A Preference Amount in full to all holders of Series A Preferred Shares then outstanding, then the assets of the Company shall be distributed ratably to the holders of Series A Preferred Shares then outstanding; and

(ix)                              after unconditional and irrevocable distribution or payment  in full of the amount distributable or payable on all Preferred Shares pursuant to Article 7(iii)(2)(a)(i), Article 7(iii)(2)(a)(ii), Article 7(iii)(2)(a)(iii), Article 7(iii)(2)(a)(iv), Article 7(iii)(2)(a)(v), Article 7(iii)(2)(a)(vi), Article 7(iii)(2)(a)(vii), Article 7(iii)(2)(a)(viii), pay and distribute all of the remaining assets of the Company available for distribution among the holders of Preferred Shares and Ordinary Shares pro rata based on the number of Ordinary Shares held by each holder (assuming full conversion of all Preferred Shares pursuant to these Articles).

(b)         Liquidation Event. Any of the following events shall be treated as a liquidation event (each, a “Liquidation Event”) under this Article 7(iii)(2) unless waived in writing by the holders of at least two thirds (2/3) of the then outstanding Series A Shares, the holders of at least a majority of the then outstanding Series A-1 Shares, the holders of at least a majority of the then outstanding Series B Preferred Shares, the holder of at least a majority of the then outstanding Series C Preferred Shares, the holders of at least a majority of the then outstanding Series D Preferred Shares, the holders of at least a majority of the then outstanding Series E Preferred Shares, the holders of at least a majority of the then outstanding Series F Preferred Shares, the holders of at least a majority of the then outstanding Series G Preferred Shares and the holders of at least a majority of the then outstanding Series G+ Preferred Shares, respectively and each voting as a separate class:

(i)                                     any liquidation, winding up, dissolution, cessation of business (or a substantial portion of the business) of any Group Company;

(ii)                                  termination of, or making any unilateral amendments (without the necessary written consent as required in Article 7) to or any breach of any Restructuring

Document, or any other action intentionally taken by any Group Company or the Founder, the Founder Holding Company or any holder of Ordinary Shares which is not rectified within thirty (30) days after such action is taken, and, in the opinion of the auditor or accounting firm of the Group Companies as approved by the Board pursuant to Article  7(iii)(5)(b) of these Articles, might cause that the Company no longer directly or indirectly controls (financially, operationally or otherwise) other Group Companies (including without limitation any PRC Company) or the financial results for such Group Company may no longer be consolidated into the consolidated financial statements for the Company; and

(iii)                               any Trade Sale.

Upon any such Liquidation Event, (A) any proceeds resulting to the Members of the Company therefrom shall be distributed in accordance with the terms of Article 7(iii)(2)(a), or (B) the Company shall pay the amount received on such Liquidation Event in either the same form of consideration received by such Group Company or in cash, as the Board may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”), to the Members of the Company in accordance with, and in the order of preference set forth in, Article 7(iii)(2)(a).

(c)          Amount Deemed Paid or Distributed. In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company or any Liquidation Event, the value of assets to be distributed shall be the fair market value of such assets, determined in good faith by the liquidator if one is appointed or by the Board (including the affirmative votes of the Preferred Directors). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                                  If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator if one is appointed or by the Board (including the affirmative votes of the Preferred Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board

(including the affirmative votes of the Preferred Directors), or by a liquidator if one is appointed.

The Preferred Majority Holders shall have the right to challenge any determination by the liquidator or the Board (as the case may be) of fair market value pursuant to this Article 7(iii)(2)(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board (as the case may be) and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(3)                                 Voting Rights

Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 7), at all general meetings of the Company: (i) the holder of Ordinary Shares issued and outstanding shall have one (1) vote in respect of each Ordinary Share held by such holder, and (ii) each Preferred Shareholder shall be entitled to such number of votes with respect to all the Preferred Shares held by such Preferred Shareholder as equals the whole number of Ordinary Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles (including but not limited to other requirements of this Article 7), or as required by the Statute, the Preferred Shareholders shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members. For the avoidance of doubt, and notwithstanding any provision to the contrary in these Articles, the holders of Series C-1 Preferred Shares and the holders of Series C-2 Preferred Shares shall always vote together as a single class, and not as a separate class or series, on all matters put before them, and each such holder shall be entitled to such number of votes with respect to all the Series C Preferred Shares held by such holder as equals the whole number of Ordinary Shares into which such holder’s collective Series C Preferred Shares are convertible immediately after the close of business on the record date of the determination of the holders of Series C Preferred Shares entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the holders of Series C Preferred Shares is first solicited.

(4)                                 Conversion of Preferred Shares

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. The number of Ordinary Shares to which a Preferred Shareholder shall be entitled upon conversion of one (1) Preferred Share in accordance with Article 7(iii)(4)(a) and Article 7(iii)(4)(b) shall be the quotient of the Applicable Original Preferred Issue Price divided by the then-effective applicable Conversion Price.

(a)         Optional Conversion

(i)                                     Subject to and in compliance with the provisions of this Article 7(iii)(4)(a) and subject to complying with the requirements of the Statute, each Preferred Share may, at the option of the holder thereof, be converted at any time after the Applicable Original Issue Date into fully-paid and non assessable Ordinary Shares based on the then-effective applicable Conversion Price in accordance with this Article 7(iii)(4).

(ii)                                  Any Preferred Shareholder who desires to convert its Preferred Share(s) into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Share(s), and shall give written notice to the Company at such office that such Preferred Shareholder has elected to convert such Preferred Share(s). Such notice shall state the number and the type of Preferred Share(s) being converted. In the event that such Preferred Shareholder is unable to deliver the relevant certificate(s), such Preferred Shareholder shall also notify the Company or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Thereupon, the Company shall promptly record such conversion in its register of Members and issue and deliver to such Preferred Shareholder at the address specified by such Preferred Shareholder a certificate or certificates for the number of Ordinary Shares to which such Preferred Shareholder is entitled. In the event less than all the shares represented by any such certificate are converted, a new certificate shall be promptly issued representing the unconverted shares and the register of Members shall be updated to reflect such conversion. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Share(s), and the number of Ordinary Shares to be so issued to a Preferred Shareholder upon the conversion of the Preferred Share(s) (after aggregating all fractional Ordinary Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Share(s) to be converted or delivery of satisfactory agreement for indemnification in the case of a lost, stolen or destroyed certificate, and the Person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(b)         Automatic Conversion

(i)                                     Without any action being required by any holder of Series G+ Preferred Share and whether or not the certificates representing such Series G+ Preferred Share are surrendered to the Company or its transfer agent, each Series G+ Preferred Share shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by any holder of Series G Preferred Share and whether or not the certificates representing such Series G Preferred Share are surrendered to the Company or its transfer agent, each Series G Preferred Share shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by any holder of Series F Preferred Share and whether or not the certificates representing such Series F Preferred Share are surrendered to the Company or its transfer agent, each Series F Preferred Share shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by any holder of Series E Preferred Share and whether or not the certificates representing such Series E Preferred Share are surrendered to the Company or its transfer agent, each Series E Preferred Share shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by any holder of Series D Preferred Share and whether or not the certificates representing such Series D Preferred Share are surrendered to the Company or its transfer agent, each Series D Preferred Share shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by any holder of Series C Preferred Share and whether or not the certificates representing such Series C Preferred Share are surrendered to the Company or its transfer agent, each Series C Preferred Share shall automatically be converted into Ordinary Shares based on the then-

effective applicable Conversion Price upon the closing of a Qualified IPO in accordance with this Article 7(iii)(4). Without any action being required by the holder of Series B Preferred Share and whether or not the certificates representing such Series B Preferred Share are surrendered to the Company or its transfer agent, each Series B Preferred Shares shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the earlier of (i) the closing of a Qualified IPO, or (ii) the date specified by written consent or agreement of the holders of at least sixty percent (60%) of the then outstanding Series B Preferred Shares (calculated on an as-converted basis) elect to convert their Series B Preferred Shares in accordance with this Article 7(iii)(4). Without any action being required by the holder of Series A Share and whether or not the certificates representing such Series A Share are surrendered to the Company or its transfer agent, each Series A Shares shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the earlier of (i) the closing of a Qualified IPO, or (ii) the date specified by written consent or agreement of the holders of two thirds (2/3) of the then outstanding Series A Shares (calculated on an as-converted basis) elect to convert their Series A Shares in accordance with this Article  7(iii)(4).Without any action being required by the holder of Series A-1 Share and whether or not the certificates representing such Series A-1 Share are surrendered to the Company or its transfer agent, each Series A-1 Shares shall automatically be converted into Ordinary Shares based on the then-effective applicable Conversion Price upon the earlier of (i) the closing of a Qualified IPO, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A-1 Shares (calculated on an as-converted basis) elect to convert their Series A-1 Shares in accordance with this Article 7(iii)(4).

(ii)                                  The automatic conversion shall be deemed to have been made immediately prior to the closing of a Qualified IPO by making the relevant entries in the register of Members, whether or not the certificates representing Preferred Shares are surrendered to the Company or its transfer agent; provided that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the

Preferred Shares, or the holder of such Preferred Shares notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares being converted, or satisfactory agreement for indemnification in the case of a lost, stolen or destroyed certificate, promptly issue and deliver to the Preferred Shareholder thereof at the address specified by such Preferred Shareholder a certificate or certificates for the number of Ordinary Shares to which the Preferred Shareholder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a Preferred Shareholder upon conversion of Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any Person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

(c)          Mechanics of Conversion

The conversion hereunder of each Preferred Share (each, a “Conversion Share”, and collectively, the “Conversion Shares”) shall be effected in the following manner:

(i)                                                             The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (i) the aggregate par value of any Ordinary Shares to be issued upon such conversion and (ii) the aggregate value, as determined by the Board (including the consent of the Preferred Directors), of any other assets which are to be distributed upon such conversion.

(ii)                                                          Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any Ordinary Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(iii)                                                       Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all Ordinary Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

(d)         Initial Conversion Price

The “Conversion Price” shall mean, with respect to the Series A Shares, the then-effective Series A Conversion Price, with respect to the Series A-1 Shares, the then-effective Series A-1 Conversion Price, with respect to the Series B Preferred Shares, the then-effective Series B Conversion Price, with respect to the Series C Preferred Shares, the then-effective Series C Conversion Price, with respect to the Series D Preferred Shares, the then-effective Series D Conversion Price, with respect to the Series E Preferred Shares, the then-effective Series E Conversion Price, with respect to the Series F Preferred Shares, the then-effective Series F Conversion Price, with respect to the Series G Preferred Shares, the then-effective Series G Conversion Price, or with respect to the Series G+ Preferred Shares, the then-effective Series G+ Conversion Price, as applicable. The “Series A Conversion Price” for the Series A Shares shall initially be the Original Series A Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series A-1 Conversion Price” for the Series A-1 Shares shall initially be the Original Series A-1 Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series B Conversion Price” for the Series B Preferred Shares shall initially be the Original Series B Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series C Conversion Price” means, with respect to Series C-1 Preferred Shares, the Series C-1 Conversion Price, and with respect to Series C-2 Preferred Shares, the Series C-2 Conversion Price. The “Series C-1 Conversion Price” for the Series C-1 Preferred Shares shall initially be the Original Series C-1 Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series C-2 Conversion Price” for the Series C-2 Preferred Shares shall initially be the Original Series C-2 Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series D Conversion Price” for the Series D Preferred Shares shall initially be the Original Series D Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series E Conversion Price” for the Series E Preferred Shares shall initially be the Original Series E Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article  7(iii)(4)(e). The “Series F Conversion Price” for the Series F Preferred Shares shall initially be the Original Series F Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series G Conversion Price” for the Series G Preferred Shares shall initially be the Original Series G Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). The “Series G+

Conversion Price” for the Series G+ Preferred Shares shall initially be the Original Series G+ Preferred Issue Price, and each shall be adjusted from time to time as provided below in Article 7(iii)(4)(e). For the avoidance of doubt, the initial conversion ratio for each Preferred Share to Ordinary Share(s) shall be 1:1, subject to adjustment from time to time of the Conversion Price as provided below in Article 7(iii)(4)(e).

(e)          Adjustments to Conversion Price

(i)                                                             Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                                                          Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution solely to the holders of Ordinary Shares payable in Ordinary Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                                                       Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such Preferred Share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)                                                      Reorganizations,  Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such Preferred Share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                                                         Sale of Shares below the Conversion Price.

(A)                               Adjustment of Conversion Price for Preferred Shares Upon Issuance of Additional Ordinary Shares. In the event the Company shall at any time or from time to time after the Original Series G+ Issue Date issue or sell any Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article  7(iii)(4)(e)(vi)), without consideration or for a consideration per share less than the applicable Conversion Price for any series of Preferred Shares in effect immediately prior to such issue, then as of the opening of business on the date of such issue or sale, the applicable Conversion Price for such series of Preferred Shares shall be reduced, concurrently with such issue, to a price at which such Additional Ordinary Shares are issued.

(B)                               Determination of Consideration. For the purpose of making any adjustment to the applicable Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

•                                          To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

•                                          To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the consent of the Preferred Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

•                                          If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the consent of the Preferred Directors) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(C)                               No Exercise. If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents, shall be readjusted to the Conversion Price which would have been in effect had such adjustment not been made.

(vi)                                                      Deemed Issue of Additional Ordinary Shares.

(A)                               If the Company at any time or from time to time after the Original Series G+ Issue Date shall issue any

Ordinary Share Equivalents (excluding Ordinary Share Equivalents which are themselves Exempted Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Ordinary Share Equivalents, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Ordinary Share Equivalents plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(B)                               If the terms of any Ordinary Share Equivalents, the issuance of which resulted in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 7(iii)(4)(e)(v), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Ordinary Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Ordinary Share Equivalents) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Ordinary Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for Preferred Shares computed upon the original issue of such Ordinary Share Equivalents (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price for Preferred Shares as would have been obtained had such revised terms been in effect upon the original date of issuance of such Ordinary Share Equivalents.

(C)                               If the terms of any Ordinary Share Equivalents (excluding Ordinary Share Equivalents which are themselves Exempted Shares), the issuance of which did not result in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 7(iii)(4)(e)(v)  (either because the consideration per share (determined pursuant to Article 7(iii)(4)(e)(v)(B)) of the Additional Ordinary Shares subject thereto was equal to or greater than the applicable Conversion Price for Preferred Shares then in effect, or because such Ordinary Share Equivalent was issued before the Original Series G+ Issue Date), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Ordinary Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Ordinary Share Equivalents) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Ordinary Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Ordinary Share Equivalents, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Article 7(iii)(4)(e)(vi)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised, unconverted or unexchanged Ordinary Share Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 7(iii)(4)(e)(v), the applicable Conversion Price for Preferred Shares shall be readjusted to such Conversion Price for such Preferred Shares as would have been obtained had such Ordinary Share Equivalents (or portion thereof) never been issued.

(E)                                If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Ordinary Share Equivalents, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Ordinary Share Equivalents is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for Preferred Shares provided for in this Article 7(iii)(4)(e)(vi) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Article 7(iii)(4)(e)(vi)). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Ordinary Share Equivalent, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Ordinary Share Equivalent is issued or amended, any adjustment to the applicable Conversion Price for Preferred Shares that would result under the terms of this Article 7(iii)(4)(e)(vi) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price for Preferred Shares that such issuance or amendment took place at the time such calculation can first be made.

(F)                                 Notwithstanding the foregoing, no readjustment pursuant to this Article 7(iii)(4)(e)(vi) shall have the effect of increasing the applicable Conversion Price for Preferred Shares to an amount which exceeds the lower of (i) the applicable Conversion Price for Preferred Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Ordinary Share Equivalents, or (ii) the applicable Conversion Price for Preferred Shares that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Ordinary Share Equivalents) between the original adjustment date and such readjustment date.

(vii)                                                   Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 7(iii)(4) are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price for the Preferred Shares would not fairly protect the conversion rights of such Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 7(iii)(4), necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If the holders of a majority of the then outstanding Series A Shares, the holders of a majority of the then outstanding Series A-1 Shares, the holders of a majority of the then outstanding Series B Preferred Shares, the holders of at least a majority of the then outstanding

Series C Preferred Shares, the holders of at least a majority of the then outstanding Series D Preferred Shares, the holders of at least a majority of the then outstanding Series E Preferred Shares, the holders of at least a majority of the then outstanding Series F Preferred Shares, the holders of at least a majority of the then outstanding Series G Preferred Shares, or the holders of at least a majority of the then outstanding Series G+ Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation jointly selected by the Company and such holders, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of Preferred Shares and shall make the adjustments described therein.

(viii)                                                Certificate of Adjustment. In the case of any adjustment or readjustment of the applicable Conversion Price for any series of the Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(ix)                                                      Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price for any series of the Preferred Shares or the number or character of any series of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)                                                         Reservation of Shares Issuable Upon Conversion. The Company shall not issue any Ordinary Shares from its authorized but unissued Ordinary Shares if, following such issuance, the number of its authorized but unissued Ordinary Shares would be insufficient to effect the conversion of all then outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares of the Company shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(xi)                                                      Notices. Any notice required or permitted pursuant to this Article 7(iii)(4) shall be given in accordance with Articles  92 to 94.

(xii)                                                   Payment of Taxes. The Company will pay all taxes, if any, (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

(5)                                 Protective Provisions

(a)                                 Matters Requiring Consent of Preferred Shareholders. In addition to any other vote or consent required elsewhere in the Shareholders Agreement, the Memorandum, these Articles or by any Applicable Law, each Group Company shall not, and the Company, the Founder and the Founder Holding Company shall procure that each other Group Company shall not, take any of the following actions without the affirmative vote or prior written consent of the Preferred Majority Holders:

(i)                                                             any amendment, change or waiver of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of the Preferred Shares; provided that, any such amendment, change or waiver affecting any series of the Preferred Share shall also require the affirmative vote or prior written consent of the holders of at least a majority of such affected series of Preferred Shares then outstanding;

(ii)                                                          subject to Article 6A(vi), any authorization, creation or issuance by the Company of any class or series of securities, any instruments that are convertible into securities, or the reclassification of any outstanding securities into securities, having rights, powers or preferences, such as dividend rights, redemption rights or liquidation preferences, superior to or on a parity with any series of the Preferred Shares;

(iii)                                                       any authorization, creation or issuance by any Group Company of any new securities or any instruments that are convertible into securities, excluding (x) any issuance of Ordinary Shares upon conversion of any Preferred Share, (y) any issuance of Ordinary Shares (or options or warrants therefor) under any written equity incentive plans approved by the Board (including the consent of the Preferred Directors), and (z) any issuance of securities as a dividend or distribution on any Preferred Share;

(iv)                                                      adoption, change or waiver of any provision of the Memorandum or these Articles or other charter documents of any Group Company that would change, any of the rights, preferences and privileges of any series of the Preferred Shares; provided that, any such adoption, change or waiver affecting any series of the Preferred Share shall also require the affirmative vote or prior written consent of the holder(s) of at least a majority of such affected series of Preferred Shares then outstanding;

(v)                                                         any increase or decrease in the authorized number of shares of any class of shares or registered capital of any Group Company; or

dispose or dilute the Company’s interest, directly or indirectly, in the Group Company; or sell, Transfer, dispose of, or create Encumbrance over, any equity securities (or any interest therein) of any direct or indirect Subsidiary or Affiliate of the Company or other dilution of the Company’s interest, directly or indirectly, in any of its Subsidiaries or Affiliates;

(vi)                                                      any repurchase or redemption of any equity securities of any Group Company (including the manner in which such repurchase or redemption is structured) other than pursuant to the respective redemption right of the holders of any series of the Preferred Shares as provided in the Shareholders Agreement or the Memorandum and these Articles or contractual rights to repurchase Ordinary Shares from the employees, officers, directors or consultants of the Group Companies upon termination of their employment or services;

(vii)                                                   other than a Drag-Along Transaction, any merger, consolidation, share acquisition, spin-off, joint venture, or other corporate reorganization; or any transaction or series of transactions in which any Group Company’s voting power is transferred or in which all or substantially all the assets of any Group Company are sold;

(viii)                                                any increase or decrease in the authorized size of the board of directors of any Group Company, except for such change as provided in the Shareholders Agreement or these Articles;

(ix)                                                      other than a Drag-Along Transaction, any reorganization, split, Liquidation Event or any filing by or against any Group Company for the appointment of a receiver, liquidator, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(x)                                                         except with respect to any dividend distributions described under Section 11.3(a) and (b) of the Shareholders Agreement, the declaration and/or payment of any dividends or other distributions on any securities of any Group Company (other than declaring or paying dividends or distributions to other Group Companies solely for the purpose of paying the redemption price for Preferred Share(s) pursuant to these Articles);

(xi)                                                      approval or amendment of annual business plan and annual budget or any strategic plan;

(xii)                                                   termination of, or any amendment to, the Restructuring Documents; and

(xiii)                                                any IPO (including Qualified IPO) of any Group Company, including choice of the underwriters and the security exchange and approval of the valuation and terms and conditions for the IPO.

provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of the matters listed above, and such matter has not received consent of the Preferred Majority Holders, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one;

provided, further, that, with respect to the matters as listed in Articles 7(iii)(5)(a)(ii), (iv) and (vii), the affirmative vote or prior written consent of (i) the Founder Holding Company or (ii) the holders of such number of Preferred Shares representing at least eighty percent (80%) of all the Preferred Shares then outstanding (calculated on an as-converted basis) (the “Super Majority Holders”) is required as well, provided that where a Special Resolution is required by Applicable Law to approve the matters in Articles 7(iii)(5)(a)(iv) and (vii), where the consent has not been obtained by (i) the Founder Holding Company or (ii) the Super Majority Holders, then (i) where the Founder Holding Company has not voted in favour of the Special Resolution, the Founder Holding Company shall have the number of votes in such Special Resolution equal to the votes of all the Members who voted for the Special Resolution plus one; and (ii) where the Super Majority Holders have not voted in favour of the Special Resolution, the Super Majority Holders shall have the number of votes in such Special Resolution equal to the votes of all the Members who voted in favour of the Special Resolution plus one.

(b)         Matters Requiring Consent of Preferred Directors. In addition to any other vote or consent required elsewhere in the Shareholders Agreement, the Memorandum or these Articles or by any Applicable Law, each Group

Company shall not, and the Company, the Founder and the Founder Holding Company shall procure that each other Group Company shall not, take any of the following actions without the affirmative vote or prior written consent of the Preferred Directors:

(i)                                                             any purchase, license, lease, transfer or disposal of assets, properties, goodwill and businesses outside of the approved annual budget of the Group Companies, in excess of RMB2,000,000 (or its equivalent in another currency) individually or in excess of RMB6,000,000 (or its equivalent in another currency) at any time in any financial year (whether in a single transaction or a series of transactions);

(ii)                                                          any expenditure outside of the approved annual budget of the Group Companies, individually or in the aggregate, within a year, more than US$3,000,000, by any Group Company;

(iii)                                                       any creation of any Encumbrance of assets or properties or rights of any Group Companies;

(iv)                                                      appointment, replacement, removal, dismissal or settlement or change of the terms of employment (including the increase in monetary or non-monetary remuneration or other compensation for more than ten percent (10%) in any fiscal year) of the chairman, the chief executive officer, the chief financial officer, the chief operating officer, the general manager or the five (5) most highly compensated employees or officers of any Group Company;

(v)                                                         any transaction involving a Group Company, on the one hand, and any Group Company’s employees, officers, directors or shareholders or any Affiliate of the Group Company’s shareholders or any of its officers, directors or shareholders, on the other hand (except for the employment contracts between them), or any amendment or termination thereof;

(vi)                                                      appointment or change of the auditors of any Group Company, or any adoption or material change of any treasury policy, accounting policy, fiscal policy, or any change to the fiscal year of any Group Company;

(vii)                                                   any increase in compensation of any employee of any Group Company by more than fifty percent (50%) in any twelve (12) month period if after such increase such employee’s gross monthly salary is equal to or greater than RMB40,000 (or its equivalent in another currency);

(viii)                                                adoption or approval or change of the compensation systems, annual bonus distribution and allocation plans of any Group Company, including any determination or change of the aggregate amount of remuneration and any other form of bonus, subsidies and compensation (monetary or non-monetary) for all employees of the Group Companies in any fiscal year, or adoption, termination or amendment of any employee stock option plan, or any change of the aggregate number of Shares issued or issuable under such employee stock option plan;

(ix)                                                      any material alteration or change in the principal business of any Group Company or entry into a new line of business;

(x)                                                         any purchase of shares, corporate bonds and other equity or debt securities of any listed or unlisted company;

(xi)                                                      any incurrence of debt, any investment (including investment to any Subsidiary of the Company), provision of any guarantee, indemnity or mortgage for any indebtedness, establishment of any joint venture, Subsidiary, Affiliate or cooperation, or advance of any loan to any third party, after the aggregate amount of such items reaches US$500,000;

(xii)                                                   establishment of any committee under the Board or the board of directors of any other Group Company;

(xiii)                                                initiate or settle any litigation or arbitration or other legal proceedings where the amount claimed or in dispute exceeds US$500,000 (or its equivalent in other currency or currencies);

(xiv)                                               any Trade Sale; and

(xv)                                                  engage in any business activities that are (x) outside the ordinary course of business or (y) not “arm-length” transactions.

(c)          Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series C Preferred Share(s) that secure economic interests or benefits of such holder of Series C Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed or amended without the prior written consent of the person(s) holding at least a majority of the then outstanding Series C Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series C Preferred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

(d)         Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series D Preferred Share(s) that secure economic interests or benefits of such holder of Series D Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed or amended without the prior written consent of the person(s) holding at least a majority of the then outstanding Series D Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series D Preferred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

(e)          Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series E Preferred Share(s) that secure economic interests or benefits of such holder of Series E Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the person(s) holding at least a majority of the then outstanding Series E Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series E referred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

(f)           Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series F Preferred Share(s) that secure economic interests or benefits of such holder of Series F Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the person(s) holding at least a majority of the then outstanding Series F Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series F Preferred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

(g)          Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series G Preferred Share(s) that secure economic interests or benefits of such holder of Series G Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the person(s) holding at least a majority of the then outstanding Series G Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series G Preferred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

(h)         Notwithstanding any provision to the contrary in these Articles or any other Transaction Document, rights, preferences, or privileges of any holder of Series G+

Preferred Share(s) that secure economic interests or benefits of such holder of Series G+ Preferred Share(s) as provided in these Articles or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the person(s) holding at least a majority of the then outstanding Series G+ Preferred Shares; provided that, where a Special Resolution or an Ordinary Resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the person(s) holding at least a majority of the then outstanding Series G+ Preferred Shares, then the Preferred Shares held by the holders who voted against the Special Resolution or the Ordinary Resolution, as the case may be, shall together carry the number of votes equal to the votes of all Members who voted for the resolution plus one.

TRANSFER OF SHARES

8.                                      Subject to the Share Restriction Agreement, as amended from time to time, and the provisions of these Articles (including but not limited to Article 7, Article 8A and Article 8B), shares are transferable, and the Company will only register transfers of shares that are made in accordance with these Articles (including but not limited to Article 7, Article 8A and Article 8B) and Share Restriction Agreement, and will not register transfers of shares that are not made in accordance with these Articles (including but not limited to Article 7, Article 8A and Article 8B) and Share Restriction Agreement. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of Members in respect thereof.

8A                                Transfer Restriction

(i)                                                             Sale by Shareholder; Notice of Sale

Subject to Articles 8A(v) and 8A(vi) and the Share Restriction Agreement, if any of the Founder, the Founder Holding Company, any holder of Ordinary Shares, any of his/its Affiliates and/or any of his/its permitted assignees to whom his/its rights and/or obligations under this Article 8A have been duly assigned (for the avoidance of doubt, excluding the Preferred Shareholders but including the Founder Holding Company) (the “Selling Shareholder”) proposes to assign, sell, offer to sell, exchange, create any Encumbrance, or otherwise dispose of (through one or a series of transactions) (the “Transfer”) all or any Ordinary Shares of the Company directly or indirectly held by it/him, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each of the Preferred Shareholders and any other holder of the Preferred Shares (collectively, the “Non-Selling Shareholders”) and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer (if any).

(ii)                                                          (ii) Right of First Refusal

(1)                                 The Company’s Right of First Refusal

(a)                                 The Company shall have the right for a period of fifteen (15) days following the receipt of the Transfer Notice (the “Company ROFR Period”) to elect to purchase all of the Offered Shares (not in part) at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(b)                                 The Company may exercise such right and, thereby, purchase all of the Offered Shares, by notifying the Selling Shareholder and each Non-Selling Shareholder in writing, before expiration of the Company ROFR Period, that it wishes to purchase all of the Offered Shares.

(c)                                  If the Company gives the Selling Shareholder notice that it desires to purchase all the Offered Shares, then payment for the Offered Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares at a place agreed by the Selling Shareholder and the Company and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Article 8A(ii)(3).

(d)                                 Regardless of any other provision of these Articles, if the Company declines in writing or fails to exercise its right of first refusal pursuant to this Article 8A(ii)(1) with respect to all (and not less than all) of the Offered Shares for any reason, then the Selling Shareholder shall be under no obligation to transfer the Offered Shares to the Company pursuant to this Article 8A(ii)(1)  and shall then be required to provide another notice regarding the Offered Shares to each Non-Selling Shareholder (the “Additional Transfer Notice”) (which shall contain the same conditions and price for sale of the Offered Shares as set forth in the Transfer Notice) within three (3) Business Days after the expiration of the Company ROFR Period.

(2)                                 Non-Selling Shareholders’ Right of First Refusal

(a)                                 In the event that the Company elects not to purchase all of the Offered Shares or fails to exercise its right of first refusal within the Company ROFR Period pursuant to Article 8A(ii)(1) for any reason, each Non-Selling Shareholder shall have the right for a period of fifteen (15) Business Days following the Non-Selling Shareholder’s receipt of the Additional Transfer

Notice (the “Investor ROFR Period”) to elect to purchase up to its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(b)                                 Ech Non-Selling Shareholder may exercise such right of first refusal and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the Investor ROFR Period as to the number of such Offered Shares that it wishes to purchase.

(c)                                  Each Non-Selling Shareholder’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Non-Selling Shareholder on the date of the Additional Transfer Notice are convertible (calculated on an as-converted basis) and the denominator of which shall be the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all the Non-Selling Shareholders on such date are convertible (calculated on an as-converted basis).

(d)                                 If any Non-Selling Shareholder elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Article 8A(ii)(2)(b), the Selling Shareholder shall, within three (3) Business Days after the expiration of the Investor ROFR Period, give notice of such election or failure (the “Re-allotment Notice”) to each other Non-Selling Shareholder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”), which notice shall set forth the number of the Offered Shares not purchased by the other Non-Selling Shareholders pursuant to Article 8A(ii)(2)(b) (such shares, the “Remaining Offered Shares”). Such Re-allotment Notice may be made by telephone if confirmed in writing within five (5) Business Days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) Business Days from the date of such Re-allotment Notice was given (the “Extension Period”) to elect to increase the number of the Offered Shares they agreed to purchase under Article 8A(ii)(2)(b). Such right of re-allotment shall be subject to the following conditions: each Purchasing Holder shall first, within the Extension Period, notify the Selling Shareholder of its desire to increase the number of the Offered Shares it agreed to purchase under Article 8A(ii)(2)(b), stating the number of the additional Offered Shares it proposes to buy (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional Offered Shares the Purchasing Holders propose to buy exceeds the total number of the Remaining Offered Shares, each Purchasing Holder who proposes to buy more than such number of Remaining Offered Shares equal to the product obtained by multiplying (i) the number of the Remaining Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Purchasing Holder are convertible (calculated on an as-converted basis) and the enominator of which is the total number of Ordinary Shares into which the then outstanding Preferred Shares held by all Purchasing Holders are convertible (calculated on an as-converted basis), calculated as at the date of Additional Transfer Notice (an “Over-Purchasing Holder”) will be cut back by the Selling Shareholder with respect to its over-purchase to that number of the Remaining Offered Shares equal to the lesser of (x) its Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the Remaining Offered Shares available to the Over-Purchasing Holders for over-purchase by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Over-Purchasing Holder are convertible (calculated on an as-converted basis) and the denominator of which is the total number of the Ordinary Shares into which the then outstanding Preferred Share held by all the Over-Purchasing Holders are convertible (calculated on an as-converted basis), calculated as at the date of Additional Transfer Notice.

(e)                                  Subject to applicable securities laws and other Applicable Laws, the Non-Selling Shareholders shall be entitled to apportion the Offered Shares to be purchased among its partners and Affiliates upon written notice to the Company and the Selling Shareholder; provided that such partners and Affiliates (which are not parties to the Shareholders Agreement) shall be subject to all the terms and conditions of the Shareholders Agreement by executing the Deed of Adherence.

(f)                                   If a Non-Selling Shareholder gives the Selling Shareholder notice that it desires to purchase the Offered Shares, then payment for the Offered Shares to be purchased shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased and the delivery of updated register of members of the Company reflecting the purchase of such Offered Shares by such Non-Selling Shareholder, at a place agreed by the Selling Shareholder and all the participating Non-Selling Shareholders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) Business Days after the Non-Selling Shareholder’s receipt of the Additional Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Article 8A(ii)(3).

(3)                                 Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the consent of the referred Directors) in good faith, which determination will be binding upon the Company and the Non-Selling Shareholder, absent fraud or error.

(4)                                 Rights of Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Non-Selling Shareholder in accordance with the terms of these Articles, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Non-Selling Shareholder for transfer to the Non-Selling Shareholder.

(5)                                 Application of Co-Sale Right. Within seven (7) Business Days after expiration of the Extension Period (or if no Extension Period, the Investor ROFR Period), the Selling Shareholder shall give each Non-Selling Shareholder a written notice (the “First Refusal Expiration Notice”) specifying either (i) that all of the Offered Shares have been subscribed by the Non-Selling Shareholders exercising rights of first refusal or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares. If the Non-Selling Shareholders have not subscribed for all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right set forth in Article 8A(iii).

(iii)                                                       Co-Sale Right

Each of the Non-Selling Shareholders that has not exercised its right of first refusal with respect to any Offered Share proposed to be Transferred by the Selling Shareholder (the “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of the Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(1)                                 Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by or issuable to it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares into which the then outstanding Preferred Shares held by such Co-Sale Holder are convertible (calculated on an as-converted basis) at the time of the date of First Refusal Expiration Notice and the denominator of which is the combined number of Ordinary Shares held by he Selling Shareholder and Ordinary Shares into which the then outstanding Preferred Shares held by all the Co-Sale Holders exercising the co-sale right hereunder are convertible (calculated on an as-converted basis) at the time of the date of First Refusal Expiration Notice (the “Co-Sale Pro Rata Portion”). The co-sale right under this Article 8A(iii) shall not apply with respect to any Shares sold or to be sold to the Company or the Non-Selling Shareholders under the right of first refusal under Article 8A(ii).

(2)                                 Transferred Shares. A Co-Sale Holder shall effect its participation in the co-sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser instrument(s) of transfer executed by such Co-Sale Holder and one or more certificates, properly endorsed for transfer, which represent:

(a)                                 the number of the Shares which such Co-Sale Holder elects to sell;

(b)                                 Preferred Shares, in the event that the Co-Sale Holder delivers certificates for that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that the Co-Sale Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the Transfer of the Preferred Shares in lieu of the Ordinary Shares, the Co-Sale Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Article 8A(iii)(2)(a) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the prospective purchaser; or

(c)                                  a combination of the above.

(3)                                 Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder delivers to the Selling Shareholder pursuant to Article 8A(iii)(2) above shall be transferred to the prospective purchaser in consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to the Co-Sale Holder exercising the co-sale right that portion of the sale proceeds to which the Co-Sale Holder is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from the Co-Sale Holders exercising the co-sale right hereunder, the Selling Shareholder shall not Transfer to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder shall purchase such Shares or other securities from the Co-Sale Holders exercising the co-sale right. The Company shall, upon surrendering by the Co-Sale Holder or the Selling Shareholder of the certificates for the Shares or other securities being Transferred from the Co-Sale Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holder of its co-sale rights under this Article 8A(iii).

(iv)                              Right to Transfer

To the extent the Non-Selling Shareholders do not elect to purchase all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to the Company and the Non-Selling Shareholders of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice which shall have not been elected to be purchased by the Company or the Non-Selling Shareholder and the number of which shall have not been reduced pursuant to the co-sale right of the Co-Sale Holders hereunder, provided that, in each case, (i) such Transfer shall be at a price not less than, and upon terms and conditions no more favorable to the purchasers than, those described in the Transfer Notice; and (ii) the third-party transferee (which is not a party to the Shareholders Agreement) of such Offered Shares shall have executed the Deed of Adherence and become a party to, and to be bound by, the Shareholders Agreement (and each other relevant Transaction Documents), assuming all the rights and obligations of the Selling Shareholder under the Shareholders Agreement (and each other relevant Transaction Documents) with respect to such Offered Shares. Any proposed Transfer on terms and conditions which are different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders and shall require compliance by the Selling Shareholder with the procedures described in Articles 8A(ii) and 8A(iii) of these Articles.

(v)                                 Permitted Transfers

The right of first refusal of the Company and the Non-Selling Shareholders set forth in Article 8A(ii), the co-sale rights of the Co-Sale Holders set forth in Article 8A(iii) and the share transfer restriction set forth in Article 8A(vi) shall not apply to (a) any sale or transfer of any Shares to the Company pursuant to any repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with the Company in compliance with Applicable Laws; (b) if a Selling Shareholder is an entity, any sale or transfer of any Shares to any wholly owned subsidiary of such Selling Shareholder; or (c) if a Selling Shareholder is a natural person (including the Founder), any gratuitous transfer of no more than 20% of the Shares held directly or indirectly by such Selling Shareholder as of the date of adoption of these Articles to an Immediate Family Member of such Selling Shareholder, or to a custodian, trustee, executor, or other fiduciary for the account of such Selling Shareholder’s Immediate Family Member, or to a trust for such Selling Shareholder’s own self, in each case for bona fide estate planning purposes (each such transfer, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”); provided that any Permitted Transferee (other than the Company and which is not a party to the Shareholders Agreement) shall agree in writing to be bound by the Shareholders Agreement (and each other relevant Transaction Documents) in place of the relevant transferor and shall execute a Deed of Adherence and become a party to, and to be bound by, the Shareholders Agreement (and each other relevant Transaction Documents). For this Article 8A(v), the term “Immediate Family Member” means a child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

(vi)                              Restriction on Transfers of Shares of the Company

(1)                                 Notwithstanding anything to the contrary contained herein or in the Share Restriction Agreement, without the prior written consent of holders of the Preferred Majority Holders, none of the Selling Shareholders and/or his Permitted Transferees shall, or in the event that any of the Selling Shareholders (including without limitation the Founder) and/or his Permitted Transferees holds any Shares or securities of the Company through an entity or organization totally owned or Controlled by him (the “Holding Vehicle”), including without limitation the Founder Holding Company , he shall cause such Holding Vehicle not to:

(a)                                 sell, assign, exchange or Transfer through one or a series of transactions any of Shares or securities of the Company held directly or indirectly by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle to any Person before a Qualified IPO of the Company (provided that if a Trade Sale has been approved pursuant to Article 7(iii)(5)(b) of these Articles, any such sale, assignment, exchange or Transfer of Ordinary Shares of the Company by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle as part of such Trade Sale shall not be subject to the restrictions set forth in this Article 8A(vi)(1)); or

(b)                                 pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Shares or securities of the Company held directly or indirectly by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle to any Person before a Qualified IPO of the Company

(provided that if a Trade Sale has been approved pursuant to Article  7(iii)(5)(b) of these Articles, any such pledge, hypothecation, mortgage, encumbrance or disposal of Ordinary Shares of the Company by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle as part of such Trade Sale shall not be subject to the restrictions set forth in this Article 8A(vi)(1)).

(2)                                 Any attempt by any Selling Shareholder or his Permitted Transferees or the Holding Vehicle to Transfer any Ordinary Shares of the Company in violation of this Article 8A and the Share Restriction Agreement shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Ordinary Shares without the prior written approval of the Preferred Majority Holders.

(3)                                 Without prejudice to other provisions of these Articles or other Transaction Documents, (i) each of the Selling Shareholders shall not, and shall cause its Permitted Transferees and the Holding Vehicles (if any) not to, without the prior written consent of the Board (including the consent of the Preferred Directors), Transfer or dispose of any of its Shares to any Person or entity that at the time of the Transfer such Selling Shareholder or Permitted Transferee or the Holding Vehicles knows, or has reasonable grounds to know, to be engaging in a business that is in direct competition with the Business of the Group Companies, or to any third party acting on behalf of such Person, unless such Transfers or disposition are on the open market after the date of the Qualified IPO or an IPO approved pursuant to the Shareholders Agreement and these Articles; and (ii) if the Company in its sole discretion requests, prior to and as a condition to the consummation of any proposed Transfer of Shares by any Selling Shareholder or Permitted Transferee or the Holding Vehicle, the Company shall have received a written opinion from counsel to the Selling Shareholders reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer and any related transactions of which the proposed Transfer is a part, and based on such facts stating and satisfying that the proposed Transfer and any related transactions will not be in violation of any of the registration provisions of the Securities Act, or any Applicable Laws, and that the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Group Companies and is materially useful in the conduct of their Business as then being conducted or proposed to be conducted, and that the Transfer will not result in a material and adverse limitation or restriction on the operations of the Group Companies taken as a whole.

(4)                                 Notwithstanding anything to the contrary contained herein, without the prior written consent of the Preferred Majority Holders:

(a)                                 The Founder shall not, and shall not cause or permit any other Person to, directly or indirectly, sell, assign, Transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or Controlled by him in any PRC Company to any Person. Any Transfer in violation of this Article 8A(vi)(4) shall be void and each PRC Company agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Preferred Majority Holders.

(b)                                 Each PRC Company shall not, and the Founder shall cause each PRC Company not to, issue to or redeem from any Person any equity securities of such PRC Company or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of each PRC Company.

(c)                                  In the case of any Holding Vehicle, the Founder shall not, and shall not cause or permit any Permitted Transferee or other Person to, directly or indirectly, (i) sell, assign, Transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any shares or securities held or Controlled by him in the Holding Vehicle to any Person in any manner described in Article 8A(vi)(1) above, or (ii) issue to or redeem from any Person any new shares or securities of such Holding Vehicle.

(vii)                           Term

The provisions under this Article 8A shall terminate upon the consummation of a Qualified IPO.

(viii)                        Legend

Each certificate representing the Ordinary Shares other than the Conversion Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS PERMITTED ASSIGNEE(S) AS SET FORTH IN THE FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND THE SHARE RESTRICTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

(ix)                              Transfer by the Investors

For the avoidance of doubt, the transfer restrictions and requirements provided in this Article 8A shall not apply to any sale or transfer of any Shares by any Preferred Shareholder (excluding the Founder Holding Company in case of its Ordinary Shares).

8B                                Drag Along

(i)                                     Drag-Along

If the Preferred Majority Holders (the “Drag-Along Requestors”) consent to a bona fide transaction or a series of related transactions in which a Person, or a group of related Persons (collectively the “Drag-Along Purchaser”), directly or indirectly acquires all or substantially all of the equity or assets and undertakings of the Group that values the Group at least US$3.20 billion (the “Drag-Along Transaction”), the Drag-Along Requestors shall have the right to require all other Members, and any of such Members shall have the obligations:

(1)                                 if such Drag-Along Transaction requires shareholder approval, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Drag-Along Transaction (together with any related amendment to the Memorandum and these Articles required in order to implement such Drag-Along Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Transaction;

(2)                                 if such Drag-Along Transaction is a sale of Shares of the Company, to sell the same proportion of Shares of the Company held by such Member as is being sold by the Drag-Along Requestors to the Person(s) to whom the Drag-Along Requestors propose to sell their Shares, and on the same date and on the same terms and conditions as the Drag-Along Requestors (for the avoidance of doubt, if such Member is a Series G RMB Investor, such Series G RMB Investor shall promptly comply with all instructions from the Group Companies to implement the Drag- Along Transaction, including, without limitation, the selling of its Shares in the Company and/or its corresponding equity interest in Yougu Shanghai and any of the other Group Companies);

(3)                                 to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company or the Drag-Along Requestors in order to carry out the terms and provision of this Article 8B, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and Encumbrances) and any similar or related documents (provided that such Member will not be required to sell any of its Shares unless the aggregate obligations and liabilities (including without limitation the liability for indemnification, if any) of such Member in the Drag-Along Transaction is several, not joint, and is pro rata in accordance with such Member’s relative Share ownership of the Company, and will not exceed the consideration payable to such Member, if any, in the Drag-Along Transaction); and to procure the Company to (and the Company shall) make proper entries in the register of members of the Company and cancel the surrendered share certificates and issue any new share certificates as necessary to consummate the Drag-Along Transaction;

(4)                                 not to deposit, and to cause their Affiliates (except for the Persons who Control such Member) or Permitted Transferee not to deposit, except as provided in these Articles, any Shares of the Company owned by such party or Affiliate or Permitted Transferee in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Drag-Along Transaction;

(5)                                 to refrain from exercising any dissenters’ rights or rights of appraisal under Applicable Law at any time with respect to such Drag-Along Transaction; and

(6)                                 if the consideration to be paid in exchange for the Shares pursuant to this Article 8B includes any securities and due receipt thereof by any Member would require under Applicable Law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the unanimous consent of all members of Board) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(ii)                                  Other Provisions

Notwithstanding any provision to the contrary, the transfer restrictions set forth in Article 8A shall not apply to the Drag-Along Transaction, and the proceeds of the Drag-Along Transaction under this Article 8B shall be distributed according to Article 7(iii)(2) of these Articles on the basis that the Drag-Along Transaction is a Liquidation Event.

(iii)                               Drag-Along Transaction to Baidu Restricted Persons

Notwithstanding any provision to the contrary as set forth in Article 8B, if the Drag-Along Requestors consent to a Drag-Along Transaction in which the Drag-Along Purchaser is or includes one or more Baidu Restricted Persons, (such Drag-Along Transaction, a “Drag-Along Transaction to Baidu Restricted Persons”), the Drag-Along Requestors shall, prior to taking any action to proceed with such Drag-Along Transaction to Baidu Restricted Persons or notifying any Member of such Drag-Along Transaction to Baidu Restricted Persons, notify Baidu in writing (“Special Drag-Along Notice”) of the material terms and conditions of such Drag-Along Transaction to Baidu Restricted Persons, and Baidu shall have an option, for a period of fifteen (15) Business Days following receipt of the Special Drag-Along Notice (“Baidu Option Period”), to elect to become the Drag-Along Purchaser through replacing such Baidu Restricted Persons in such Drag-Along Transaction to

Baidu Restricted Persons at the same price and subject to the same terms and conditions as described in the Special Drag-Along Notice, by notifying the Company and each Drag-Along Requestor in writing before expiration of the Baidu Option Period as to such intent to become a Drag-Along Purchaser. If Baidu fails to notify the Company and each Drag-Along Requestor of such intent within the Baidu Option Period, the Drag-Along Requestors shall be free to proceed with the Drag-Along Transaction with Baidu Restricted Persons as originally contemplated.

(iv)                              Termination

The obligation under this Article 8B shall be terminated upon a Qualified IPO.

REDEMPTION AND PURCHASE OF SHARES

9.                                      (i)                                     Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), shares may be issued on the terms that they are, or at the option of the Company or the holders are, to be redeemed on such terms and in such manner as set out in or contemplated by these Articles and/or the Shareholders Agreement or, failing that, as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)                                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided, that the manner of purchase has first been authorized by the Company in the general meeting (unless the repurchase or redemption is provided for or otherwise contemplated by these Articles and/or the Shareholders Agreement, including, without limitation, Article 8A(ii)(1) and where such redemption or repurchase is in respect of the Preferred Shares in accordance with the provisions of these Articles and/or the Shareholders Agreement, including, without limitation, Article  9(iii)(6) (Special Provisions Relating to the Series G RMB Investors)) and may make payment therefor in any manner authorized by the Statute, including out of capital.

(iii)                               Notwithstanding any provisions to the contrary in this Article 9(i) and (ii), the Preferred Shares shall not be redeemable at the option of holders of such Preferred Shares, except pursuant to this Article 9(iii):

(1)                                 Optional Redemption

(a)                                 At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, with the prior written consent of the holders holding at least a majority of the then outstanding Series G+ Preferred Shares, each holder of the Series G+ Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series G+ Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii). The holder(s) electing redemption pursuant to this Article 9(iii)(1)(a) shall deliver a written notice (the “Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice (the “Redemption Date”). The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(b)                                 At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, with the prior written consent of the holders holding at least a majority of the then outstanding Series G Preferred Shares, each holder of the Series G Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series G Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii). The holder(s) electing redemption pursuant to this Article 9(iii)(1)(b) shall deliver a Redemption Notice to the Company specifying the Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(c)                                  At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, with the prior written consent of the holders holding at least a majority of the then outstanding Series F Preferred Shares, each holder of the Series F Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series F Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii). The holder(s) electing redemption pursuant to this Article 9(iii)(1)(c) shall deliver a Redemption Notice to the Company specifying the Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(d)                                 At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, with the prior written consent of the holders holding at least a majority of the then outstanding Series E Preferred Shares, each holder of the Series E Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series E Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii). The holder(s) electing redemption pursuant to this Article 9(iii)(1)(d) shall deliver a Redemption Notice to the Company specifying the Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(e)                                  At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, with the prior written consent of the holders holding at least a majority of the then outstanding Series D Preferred Shares, each holder of the Series D Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series D Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii).  The holder(s) electing redemption pursuant to this Article 9(iii)(1)(e) shall deliver the Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(f)                                   At any time and from time to time on or after the fifth (5th) anniversary of the date of First Closing (as defined under the Shareholders Agreement), if the Company has not conducted a Qualified IPO or a Trade Sale, (i) with the prior written consent of the holders holding at least a majority of the then outstanding Series C Preferred Shares, each holder of the Series C Preferred Share(s) then outstanding may require the Company to redeem all but not less than all of the then outstanding Series C Preferred Share(s) held by such requesting holder subject to and in accordance with this Article 9(iii); (ii) with the prior written consent of the holders holding at least a majority of the then outstanding Series B Preferred Shares, each holder of the Series B Preferred Shares then outstanding may require the Company to redeem all but not less than all of the then outstanding Series B Preferred Shares held by such requesting holder subject to and in accordance with this Article 9(iii); (iii) with the prior written consent of the holders holding at least two thirds (2/3) of the then outstanding Series A Shares, each holder of the Series A Shares then outstanding may require the Company to redeem all but not less than all of the then outstanding Series A Shares held by such requesting holder subject to and in accordance with this Article  9(iii); and (iv) with the prior written consent of the holders holding at least a majority of the then outstanding Series A-1 Shares, each holder of the Series A-1 Shares then outstanding may require the Company to redeem all but not less than all of the then outstanding Series A-1 Shares held by such requesting holder subject to and in accordance with this Article 9(iii). The holder(s) electing redemption pursuant to this Article 9(iii)(1)(f) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. The Company shall, immediately but in no event later than two (2) Business Days after its receipt of the Redemption Notice, forward such Redemption Notice to each holder of Preferred Shares (other than those holders delivering such Redemption Notice to the Company).

(g)                                  In the event of any redemption pursuant to this Article 9(iii):

(i)                                     the redemption price per each Preferred Share being redeemed shall be (1) the higher of (i) the sum of (x) the Applicable Original Preferred Issue Price (As Adjusted); (y) annual interest calculated at ten percent (10%) per annum on the Applicable Original Preferred Issue Price (As Adjusted), compounded annually from the date of issuance of such Preferred Share and up to and including the date of receipt by the holder thereof of the full redemption amount and (z) all declared but unpaid dividends on such Preferred Share through the date of receipt by the holder of the full redemption amount thereof (the amount calculated under paragraph (i) above is hereinafter referred to as the “Return”), and (ii) the fair market value of such Preferred Share, which fair market value shall be determined by an independent third party mutually agreed by the Company, and the holders of at least two thirds (2/3) Series A Shares (if the Preferred Shares to be redeemed are Series A Shares), or the holders of at least a majority of Series A-1 Shares (if the Preferred Shares to be redeemed are Series A-1 Shares), the holders of at least a majority of Series B Preferred Shares (if the Preferred Shares to be redeemed are Series B Preferred Shares), the holders of at least a majority of Series C Preferred Shares (if the Preferred Shares to be redeemed are Series C Preferred Shares), the holders of at least a majority of Series D

Preferred Shares (if the Preferred Shares to be redeemed are Series D Preferred Shares), the holders of at least a majority of Series E Preferred Shares to be redeemed (if the Preferred Shares to be redeemed are Series E Preferred Shares), the holders of at least a majority of Series F Preferred Shares to be redeemed (if the Preferred Shares to be redeemed are Series F Preferred Shares), the holders of at least a majority of Series G Preferred Shares to be redeemed (if the Preferred Shares to be redeemed are Series G Preferred Shares), or the holders of at least a majority of Series G+ Preferred Shares to be redeemed (if the Preferred Shares to be redeemed are Series G+ Preferred Shares) without taking into account any liquidity or minority ownership discounts (the amount calculated under paragraph (ii) above is hereinafter referred to as the “Fair Market Value”) or (2) either the Return or the Fair Market Value as chosen by the holder of such Preferred Share at its discretion (in either case, the “Redemption Price”).

(ii)                                  If the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price for any series of Preferred Shares under this Article 9(iii) is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such due date, or if the Company is otherwise prohibited by Applicable Law from making such redemption, (I) such assets and funds which are legally available shall be used to the extent permitted by Applicable Law to pay all amount of aggregate Redemption Price for such series of Preferred Shares due on such date ratably in proportion to the full amounts to which the holders of such series of Preferred Shares to which such aggregate Redemption Price for such series of Preferred Shares are due would otherwise be respectively entitled thereon, and (II) the remaining Preferred Shares of such series to be redeemed but with respect to which the Redemption Price for such series of Preferred Shares due and payable has not been paid in full shall be carried forward and redeemed as soon as the Company has legally available funds or assets to redeem the remaining Preferred Shares of such series.

(iii)                               Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under Applicable Law, at the option of the applicable holder of Preferred Shares, the full amount of the aggregate Redemption Price for any series of Preferred Shares due but not paid to such holder will be paid in the form of a one-year note to such holder bearing interest daily (on the basis of a 365-

day year) at a rate of 10 percent (10%) per annum from the applicable Redemption Date (as defined above).

(h)                                 Notwithstanding any provision to the contrary in these Articles, none of any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares) shall be redeemed, and no redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of Series A Preferred Shares nor any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares, the Series G Preferred Shares and the Series G+ Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, the Series G Preferred Shares and the Series G+ Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares nor any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share or Series B Preferred Share nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and the Series C Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all the Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares nor any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share, Series B Preferred Share or Series C Preferred Share nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares, the Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares nor any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share or Series D Preferred Shares nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares, the Series G Preferred Shares, the Series F Preferred Shares and the Series E Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series G+ Preferred Shares, Series G Preferred Shares, Series F Preferred Shares and Series E Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, nor any other class of shares of the Company (except the Series G+ Preferred Shares, the Series G Preferred Shares and Series F Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Shares or Series E Preferred Shares, nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares, the Series G Preferred Shares and Series F Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series G+ Preferred Shares, Series G Preferred Shares and Series F Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, nor any other class of shares of the Company (except the Series G+ Preferred Shares and the Series G Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Shares, Series E Preferred Shares or Series F Preferred Shares, nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares and the Series G Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series G+ Preferred Shares and Series G Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Notwithstanding any provision to the contrary in these Articles, none of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, nor any other class of shares of the Company (except the Series G+ Preferred Shares) shall be redeemed, and no Redemption Price for any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares or Series G Preferred Shares, nor any redemption or repurchase payment for any such other class of shares of the Company shall be paid, unless and until all of the Series G+ Preferred Shares have been redeemed and the applicable aggregate Redemption Price for all Series G+ Preferred Shares has been fully and irrevocably paid pursuant to this Article 9(iii). Once the Company has received the Redemption Notice, it shall not, and shall procure that none of the Group Companies shall, take any action which might have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all best efforts to increase as expeditiously as possible the amount of legally available redemption funds including without limitation, causing any other Group Companies to distribute any and all available funds to the Company for purposes of paying the applicable Redemption Price for all redeeming Preferred Shares on the Redemption Date. If the Company fails (for any reason other than the failure of any Preferred Shareholder to take any action or do anything required by such Preferred Shareholder in connection with the redemption of such Preferred Shareholder’s shares) to redeem any Preferred Share on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution nor redeem or repurchase any other shares or securities of the Company (other than that Preferred Shares requested to be redeemed).

(i)                                     Unless otherwise waived by the holders of at least a majority of the then outstanding shares of such series of Preferred Shares to be redeemed, immediately following receipt of the Redemption Notice for redemption of such series of Preferred Shares in accordance with this Article 9(iii), the Company shall deposit an amount equal to the aggregate Redemption Price for such series of Preferred Shares with a bank or trust corporation reasonably acceptable to the Board (including the consent of the Preferred Directors) as a trust fund for the benefit of the holders of such series of Preferred Shares to be redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable amount of the aggregate Redemption Price for such series of Preferred Shares to such holders thereof on or after the Redemption Date upon receipt of instruments of transfer and the certificate or certificates representing the shares of Preferred Shares to be redeemed.

(2)                                 For the avoidance of doubt, any Preferred Shareholder shall have the right to elect in writing at any time prior to the Redemption Date to convert any or all of its Preferred Shares into Ordinary Shares at the then-effective applicable Conversion Price pursuant to Article 7(iii)(4).

(3)                                 Before any Preferred Shareholder shall be entitled to receive the aggregate Redemption Price for Preferred Shares to be redeemed under this Article 9(iii), such Preferred Shareholder shall deliver a duly executed instrument of transfer in favor of the Company and shall surrender such Preferred Shareholder’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable amount of the aggregate Redemption Price for such Preferred Shares shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such Preferred Shares and each such certificate shall be cancelled after all the Preferred Shares represented by such certificate are redeemed. In the event less than all the Preferred Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Preferred Shares, and the register of Members shall be updated accordingly. Unless there has been a default in payment of the applicable amount of the aggregate Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the Preferred Shareholder in respect of such redeemed Preferred Shares, except the right to receive the applicable amount of the aggregate Redemption Price thereof (including all declared and unpaid dividend up to the applicable Redemption Date), shall cease and terminate and such redeemed Preferred Shares shall cease to be issued shares of the Company.

(4)                                 To the extent permitted by Applicable Laws, upon and following receipt of the Redemption Notice, the Company shall use best efforts to procure that the profits of each other Group Company (including the PRC Companies) for the time being available for distribution shall be paid to the Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make the redemption of Preferred Shares required to be made pursuant to this Article 9(iii).

(5)                                 Without limiting any rights of the Preferred Shareholders which are set forth in the Memorandum and these Articles, or are otherwise available under Applicable Law, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall not be redeemed until the Company has paid in full the redemption payment required with respect to the redemption of such Preferred Shares, and prior to such payment and redemption, such Preferred Shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such Preferred Shares had prior to such date. Nothing in this Article 9(iii) shall be deemed to limit in any way the obligation of the Company to effect the redemption of any Preferred Shares, or to make any payment required, pursuant to this Article 9(iii).

(6)                                 Special Provisions Relating to the Series G RMB Investors

(a)                                 Notwithstanding any other provisions of these Articles, once it has obtained the ODI Approvals, each Series G RMB Investor will have the obligation to pay its full Subscription Price in Yougu Shanghai as set forth in its respective Series G Subscription Agreements (as adjusted due to any subsequent change in its subscribed capital in Yougu Shanghai (if any)), less its Aggregate Par Value, to the Company in U.S. dollars in immediately available funds, as soon as practicable and in any event not later than thirty (30) Business Days after receipt of funds from a Group Company in accordance with its respective Series G RMB Framework Agreement as a result of a purchase (or other transaction structure) of such Series G RMB Investor’s equity interest in Yougu Shanghai by UcarShow HK. Notwithstanding any provision to the contrary in any of the other Transaction Documents, (i) the Company may at any time redeem or repurchase all or any of the Series G Preferred Shares owned by any Defaulting Series G RMB Investor at par value per share, subject only to providing the applicable Defaulting Series G Investor with written notice of the redemption or repurchase and payment of the aforementioned aggregate par value, or alternatively (ii) each Defaulting Series G RMB Investor agrees, at the written request of the Company, to surrender all of its Series G Preferred Shares to the Company immediately at no consideration. Each Defaulting Series G RMB Investor irrevocably appoints the Company as its agent to take any action on its behalf (including the execution and delivery of any document or deed) in order to give effect to this Article  9(iii)(6).

(iv)                              Notwithstanding anything to the contrary in these Articles,

(v)                                 no provision of these Articles may be amended, modified or waived in a manner that would affect the rights or interests of the holders of Series E Preferred Shares under Article 9(iii) without the prior written consent of all the holders of the Series E Preferred Shares; and

(vi)                              if any holder of Preferred Shares (excluding any holder of Series F Preferred Shares redeeming its Series F Preferred Shares, any holder of Series G Preferred Shares redeeming its Series G Preferred Shares and any holder of Series G+ Preferred Shares redeeming its Series G+ Preferred Shares) exercises a redemption right pursuant to Article 9(iii)(1), any holder of Series E Preferred Shares may elect to require redemption of all but not less than all of the Series E Preferred Shares held by it, notwithstanding that the prior consent to such redemption by holders of a majority of the then outstanding Series E Preferred Shares may not have been obtained.

VARIATION OF RIGHTS OF SHARES

10.                               (a)                                 Subject to the provisions of the Memorandum and these Articles (including but not limited to Article 7), if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series. The provisions of these Articles relating to general meetings shall apply to every general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) Person holding or representing by proxy at least one-third (1/3) of the issued shares of that class and that any holder of shares of that class present in person or by proxy may demand a poll.

(b)                                 Subject to the provisions of the Memorandum and these Articles (including but not limited to Article 7), the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking junior to such class of shares.

COMMISSION ON SALE OF SHARES

11.                               Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), the Company may (i) pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

12.                               No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

16.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

17.                               If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

18.                               (a)                                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)                                     by Ordinary Resolution, increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                                  by Ordinary Resolution, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               by Ordinary Resolution, divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

(iv)                              by Ordinary Resolution, cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                                 All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund or alter or amend any provision in these Articles in whole or in part.

(d)                                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 7), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

19.                               The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

20.                               If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of the Members or the Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of the Members entitled to receive notice of, or to attend or vote at any meeting of the Members has been made as provided in this Article 20, such determination shall apply to any adjournment thereof.

GENERAL MEETING

21.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

22.                               The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

23.                               Any Director may call general meetings, and the Board shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the issued and outstanding share capital of the Company (on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

24.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

25.                               If the Board does not within twenty-one (21) days from the date of the deposit of the requisition pursuant to Article 23 duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall be subject to other Articles hereof, including Article 28, and shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

26.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Board.

NOTICE OF GENERAL MEETINGS

27.                               At least five (5) days’ notice shall be given of an annual general meeting or any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (i) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (ii) in the case of any other general meeting, by holders of not less than ninety percent (90%) of the issued and outstanding share capital of the Company (on an as converted basis), or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided, that any general meeting of the Company shall, whether or not the notice specified in this Article 27 has been given and whether or not the provisions of Articles 23-26 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

28.                               No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. At any general meeting of the Company, the person(s) (or if a company or other non-natural person by its duly authorized representative) entitled to the notice of and to attend and vote at such general meeting present in person or by proxy, of voting shares in the Company which at least include (i) such number of Ordinary Shares as represent at least eighty percent (80%) in voting power of the then issued and outstanding Ordinary Shares held by the Person other than the Preferred Shareholders (for the purpose of this Article 28, the Founder Holding Company shall not be deemed as a Preferred Shareholder), and (ii) such number of Preferred Shares as represent at least two-thirds (2/3) of the Ordinary Shares into which all of the then outstanding Preferred Shares are convertible (on an as-converted basis) throughout the meeting shall form a quorum for the transaction of business.

29.                               A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

30.                               An action that may be taken by the Members at a general meeting may also be taken by a resolution of all Members (who for the time being are entitled to receive notice of and to be present and vote at general meetings) consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication. When all Members entitled to be present and vote sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the Members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing (in one or more counterparts) signed by all Members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the Members duly called and constituted.

31.                               If a quorum is not present for the general meeting within thirty (30) minutes from the time for such general meeting as appointed in the meeting notice of such general meeting, then such general meeting shall be adjourned for at least seven (7) days at the same place or such other time and place as the Members then present may determine, provided that, in such case, a notice of the adjourned general meeting shall be sent to each Member at least five (5) days before the adjourned general meeting. The attendance of any holder of Ordinary Shares entitled to notice of and to attend and vote thereat and the holder(s) holding such number of Preferred Shares as represent at least two-thirds (2/3) of the Ordinary Shares into which all of the then outstanding Preferred Shares are convertible (on an as-converted basis), in person or by proxy, shall constitute a quorum at such adjourned general meeting. If within thirty (30) minutes from the time appointed for such adjourned general meeting a quorum is still not present, the meeting shall be dissolved.

32.                               The chairman of the Board (if any) shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

33.                               The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

34.                               At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 7) and other than a Special Resolution, such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

35.                               Subject to the Statute and these Articles (including but not limited to Article 7), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

36.                               In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

37.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

38.                               No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

39.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

40.                               Votes may be given either personally or by proxy.

PROXIES

41.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

42.                               The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

43.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

44.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

45.                               Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

DIRECTORS

46.                               There shall be a Board consisting of up to sixteen (16) persons. The number of Directors shall not be changed except pursuant to any other provision in these Articles or unless otherwise approved by a resolution adopted by the affirmative votes of a simple majority of the Directors, present in person or by alternate director, including the consent of the Preferred Directors, subject to the Statute and these Articles (including but not limited to Article 7). The Board shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter, unless otherwise determined by the Board (with the consent of the Preferred Directors).

47.                               Subject to these Articles (including but not limited to Article 7), the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. Subject to these Articles (including but not limited to Article 7), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

48.                               Subject to these Articles (including but not limited to Article 7), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

49.                               Subject to these Articles (including but not limited to Article 7), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

50.                               A Director is not required to hold any Share as a qualification to office.

51.                               Subject to these Articles (including but not limited to Article 7), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

52.                               In addition to any further restrictions set forth in these Articles (including but not limited to Article 7), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. Notwithstanding the foregoing, if any transactions or matters as contemplated under the Share Restriction Agreement requires approval of the Directors, the Founder, if he is a Director, and other Director(s) appointed by the Founder and Founder Holding Company, if any, shall abstain from voting and the resolutions thereon shall require approval of a majority of all other Directors of the Company, subject to other requirements in the Shareholders Agreement and these Articles (including but not limited to Article 7).

53.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 53 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

54.                               Any Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings of the Board or of any committee in the absence of the Director who appointed him and to vote or consent in place of such Director.

POWERS AND DUTIES OF DIRECTORS

55.                               The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent with regulations or provisions as from time to time prescribed by the Statute, or by these Articles (including but not limited to Article 7), or as may be prescribed by the Company in general meeting; provided, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and, provided further, that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Article  7(iii)(5) without the prior approval therein required.

56.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

57.                               All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

58.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

59.                               Subject to these Articles (including but not limited to Article 7), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

60.                               Subject to these Articles (including but not limited to Article 7), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

61.                               Subject to these Articles (including but not limited to Article 7):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and shall appoint the Lead Directors to be members of such committees or local boards or may appoint any persons to be any managers or agents and may fix their remuneration.

(c)                                  Subject to the preceding clause (b), the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such committee or local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

62.                               Subject to these Articles (including but not limited to Article 7), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless otherwise provided in the Statue or these Articles (including but not limited to Article 7)) of the Directors present at a meeting at which there is a quorum throughout the meeting, with each having one (1) vote, provided that the Director who is the chairman of the Board shall have a second or casting vote in the case of an equality of votes (for the avoidance of doubt, the foregoing sentence shall not prejudice Article 7(iii)(5) or any other articles of these Articles or any provision of the Transaction Documents pursuant to which the prior consent or approval of the Preferred Directors is required).

63.                               A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided further, that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or written consent of all the Directors. The Company shall also cause that the agenda of the business to be transacted at the Board meeting and all relevant documents and materials to be circulated at or presented to the Board meeting are sent to all the Directors at least five (5) days before such Board meeting.

64.                               Subject to this Article 64, a Board meeting shall reach quorum only with the attendance of at least eight (8) Directors, including at least six (6) Investor Directors and at least two (2) Ordinary Directors (including the Ordinary Director who is also the chief executive officer of the Company and the chairman of the Board), provided that:

(a)                                 if such quorum is not present for a Board meeting within two (2) hours from the time for such Board meeting as appointed in the meeting notice of such Board meeting sent by the Company in accordance with Article 63, then such Board meeting shall be adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each Director at least five (5) days before the adjourned Board meeting, and the attendance of any Ordinary Director and the Preferred Directors shall constitute a quorum (the “First Adjourned Meeting Quorum”) at such adjourned Board meeting; provided that at such adjourned Board meeting, the business not included in the first notice of the Board meeting shall not be transacted; and

(b)                                 if the First Adjourned Meeting Quorum is not present for such adjourned Board meeting within two (2) hours from the time for such adjourned Board meeting, then such adjourned Board meeting shall be further adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the second adjourned Board meeting shall be sent to each Director at least five (5) days before the second adjourned Board meeting, and the attendance of any three (3) Directors shall constitute a quorum (the “Second Adjourned Meeting Quorum”) at such second adjourned Board meeting; provided that at such second adjourned Board meeting, the business not included in the first notice of the Board meeting shall not be transacted.

For the purposes of this Article 64 a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. For the avoidance of doubt, if there shall at any time be no more than five (5) Directors, the quorum shall be all Directors. For the avoidance of doubt, any provision contained in this Article 64 shall not prejudice any article of these Articles or any provision of the Transaction Documents pursuant to which the prior consent or approval of the Preferred Directors is required

65.                               Subject to Article 64, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Board meetings, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

66.                               The Directors may elect a chairman of their Board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

67.                               Subject to these Articles (including but not limited to Article 7), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit (provided that each committee established by the Company shall at least include the Lead Directors); any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Article 7). A committee may meet and adjourn as it thinks proper. A quorum of any committee meeting shall at least include the Lead Directors. Questions arising at any committee meeting shall be determined by a majority of votes of the members present, including the approval of the Lead Directors.

68.                               The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided, that a meeting of a Board or committee thereof shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

69.                               A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee as the case may be duly convened and held.

70.                               A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 41 to 44 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

71.                               The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, or if he or she is removed by the holder(s) of the class or series of Shares that originally appointed him pursuant to Article 72, and such vacated office may be filled only pursuant to Article 72 or 73, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

72.                               Unless otherwise provided in any other provision of these Articles, the Company shall have a Board consisting of up to sixteen (16) Directors. So long as the Founder directly or indirectly holds no less than 70% of the Shares of the Company he holds as of the date of the Shareholders Agreement, the Founder Holding Company shall be entitled to designate and remove eight (8) Directors to serve on the Board (the “Ordinary Directors”, and each an “Ordinary Director”), and one of the Ordinary Directors shall be the chief executive officer of the Company (who shall also be the chairman of the Board). So long as KINGKEY holds any Shares of the Company, KINGKEY shall be entitled to designate and remove one (1) Director to serve on the Board (the “KINGKEY Director”); so long as LC holds any Shares of the Company, LC shall be entitled to designate and remove one (1) Director to serve on the Board (the “LC Director”); so long as Hillhouse holds any Shares of the Company, Hillhouse shall be entitled to designate and remove one (1) Director to serve on the Board (the “Hillhouse Director”); so long as Tiger holds any Shares of the Company, Tiger shall be entitled to designate and remove one (1) Director to serve on the Board (the “Tiger Director”); so long as WP holds any Shares of the Company, WP shall be entitled to designate and remove one (1) Director to serve on the Board (the “WP Director”); so long as Baidu holds any Shares of the Company, Baidu shall be entitled to designate and remove one (1) Director to serve on the Board (the “Baidu Director”); so long as JC holds any Shares of the Company, JC shall be entitled to designate and remove one (1) Director to serve on the Board (the “JC Director”); and so long as TPG holds any Shares of the Company, TPG shall be entitled to designate and remove one (1) Director to serve on the Board (the “TPG Director”).

73.                               Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of such class or series of share of the Company entitled to designate any individual to be elected as a Director of the Board pursuant to Article 72. If there is any vacancy on the Ordinary Directors, the Founder, in his capacity as a Director, is entitled to such number of votes at all meetings of the Board or of any committee as are equal to the number of vacated Ordinary Director positions plus one, until the vacancy has been filled by the vote or written consent of the Founder Holding Company.

PRESUMPTION OF ASSENT

74.                               A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

75.                               The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 75, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

76.                               Subject to these Articles (including but not limited to Article 7), the Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

77.                               Subject to the Statute and the provisions of these Articles (including but not limited to Article 7), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

78.                               Subject to the Statute and the provisions of these Articles (including but not limited to Article 7), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

79.                               No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

80.                               Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 80 as paid on the share.

81.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

82.                               Subject to these Articles (including but not limited to Article 7), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

83.                               Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

84.                               No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

85.                               Subject to these Articles (including but not limited to Article 7), upon the recommendation of the Board, the Members may by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Article 7), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

86.                               The Directors shall cause proper books of account to be kept with respect to:

(a)                                 All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 All sales and purchases of goods by the Company; and

(c)                                  The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

87.                               Subject to Article 87A and any other agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company or otherwise provided in Article 87A.

87A. Information Rights and Inspection Rights

(i)                                     Information Rights

The Company covenants and agrees that, commencing on the date of adoption of these Articles, so long as any Preferred Shareholder holds any Preferred Share and/or Conversion Share, the Company will (and each of the Group Companies, the Founder and the Founder Holding Company shall procure the Company and other Group Companies to) deliver to such Preferred Shareholder:

(1)                                 within ninety (90) days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies for such fiscal year, audited by an accounting firm approved by the Board (including the consent of the Preferred Directors) in accordance with IFRS or if the Preferred Majority Holders give written consent to use PRC GAAP for a specific fiscal year, in accordance with PRC GAAP for such specific fiscal year;

(2)                                 within thirty (30) days after the end of each calendar quarter, unaudited quarterly consolidated financial statements of the Group Companies;

(3)                                 within twenty-one (21) days after the end of each calendar month, unaudited monthly consolidated financial statements of the Group Companies with an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures and the figures presented in the annual budget;

(4)                                 no later than thirty (30) days before each fiscal year, an annual consolidated budget of the Group Companies approved in accordance with Article 7(iii)(5)(a) for the such fiscal year;

(5)                                 disclosure of major projects and interested party transactions of any of the Group Companies, within fifteen (15) days after the end of each calendar quarter, or such other periodic operating metrics of such Group Company as reasonably requested by the holders of at least sixty percent (60%) of the then outstanding Preferred Shares (calculated on an as-converted basis);

(6)                                 (x) prompt written notice of any material litigation, material judgment against any of the Group Companies, and any other event that may have a material adverse effect on the operations and financial condition of any of the Group Companies, and (y) prompt written notice of any notice from any Governmental Authority of the non-compliance with any Applicable Law by any of the Group Companies;

(7)                                 any information delivered by the Group Companies to any of the Company’s Members other than such Preferred Shareholder(s), such as the monthly operating reports, material events disclose, etc.;

(8)                                 upon the written request by the Preferred Shareholder(s), such other information of the Group Companies as such Preferred Shareholder(s) shall reasonably request;

(9)                                 the Group Company information described in Section 11.3(a) of the Shareholders Agreement required by an Investor to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return; and

(10)                          the annual financial information described in Section 11.3(b) of the Shareholders Agreement, as relates to any Investor that has made a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filed a “Protective Statement” pursuant to Treasury Regulation Section 1.1295-3 (the rights to have access to the information set out in Articles 87A(i)(1) to (10) collectively, the “Information Rights”).

All the financial statements to be provided to the Preferred Shareholders pursuant to this Article 87A shall be prepared in conformance with IFRS or if agreed by the Preferred Majority Holders, PRC GAAP in English or any other language approved by the Board, which approval shall include the approval of the Preferred Directors and shall consolidate all of the financial results of the Group Companies. All the information (including without limitation the financial statements) provided by the Company to the Preferred Shareholders pursuant to this Article  87A shall be verified and certified as true, correct and not misleading by the chief executive officer and the chief financial officer of the Company.

(ii)                                  Inspection Rights

Each of the Group Companies covenants and agrees that, commencing on the date of adoption of these Articles, so long as any Preferred Shareholder holds any Preferred Share and/or Conversion Share, such Preferred Shareholder shall have the right to (i) inspect the properties, facilities, records and books of each of the Group Companies at any time during regular working hours upon reasonable prior notice to the relevant Group Company, and to make extracts and copies therefrom at the cost of such Preferred Shareholder who requests to make such extracts and copies, and (ii) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants and legal counsel, and (iii) compel an audit of any Group Company at any time at the cost of such Preferred Shareholder who has requested for such audit; provided that such audit shall be conducted no more than twice a year (the “Inspection Rights”).

(iii)                               Termination of Rights

The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO.

88.                               The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Applicable Law.

AUDIT

89.                               Subject to these Articles (including but not limited to Article 7), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

90.                               Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

91.                               Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

92.                               Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day international courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members or in the Shareholders Agreement (or where the notice is given by fax or electronic mail by sending it to the fax number or electronic mail address provided by such Member under the Shareholders Agreement).

93.                               (a)                                 Where a notice is delivered personally, the notice shall be deemed to be effectively given upon personal delivery to the Member to be notified.

(b)                                 Where a notice is sent by facsimile, the notice shall be deemed to be effectively given at the time upon receipt of confirmation of error-free transmission.

(c)                                  Where a notice is sent by electronic mail, the notice shall be deemed to be effectively given on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.

(d)                                 Where a notice is sent by mail as air mail or certified mail, the notice shall be deemed to be effectively given seven (7) Business Days after deposit in the mail, receipt requested, postage prepaid and addressed to the recipient.

(e)                                  Where a notice is sent via an international overnight delivery service, the notice shall be deemed to be effectively given three (3) Business Days after deposit with such international overnight delivery service, postage prepaid, addressed to the recipient with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

94.                               A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

95.                               A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 92 and 94, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

96.                               Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                                 every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

97.                               Subject to these Articles (including but not limited to Article 7), if the Company shall be wound up, any liquidator must be approved by a Special Resolution.

98.                               If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Article 7(iii)(2); provided, that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY & INSURANCE

99.                               (a)                                 To the maximum extent permitted by Applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                                 To the maximum extent permitted by Applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)                                  Subject to these Articles (including but not limited to Article 7), the Company shall use its best efforts to purchase and maintain Directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Board, provided, that such insurance coverage is available at commercially reasonable rates as determined by the Board, in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Article 99.

FINANCIAL YEAR

100.                        Subject to these Articles (including but not limited to Article 7), unless a majority of the Board (including the consent of the Preferred Directors) agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

101.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of at least two thirds (2/3) of the then outstanding Series A Shares, the holders of at least a majority of the then outstanding Series A-1 Shares, the holders of at least a majority of the then outstanding Series B Preferred Shares, the holders of at least a majority of the then outstanding Series C Preferred Shares, the holders of at least a majority of the then outstanding Series D Preferred Shares, the holders of at least a majority of the then outstanding Series E Preferred Shares (voting as a separate class on an as-converted basis), the holders of at least a majority of the then outstanding Series F Preferred Shares (voting as a separate class on an as-converted basis), the holders of at least a majority of the then outstanding Series G Preferred Shares (voting as a separate class on an as-converted basis) and the holders of at least a majority of the then outstanding Series G+ Preferred Shares (voting as a separate class on an as-converted basis) have the power to register by way of continuation as a body corporate under the Applicable Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank.]